UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CERUS CORPORATION

1220 Concord Avenue, Suite 600,

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2024

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) of CERUS CORPORATION, a Delaware corporation (the “Company”), you are cordially invited to attend the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, June 5, 2024 at 8:00 a.m. Pacific time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/CERS2024, where you will be able to listen to the meeting live, submit questions, view our list of stockholders as of the record date during the Annual Meeting, and vote. You will need to have the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. This year, stockholders are being asked to consider and act upon the following items, each of which is more fully discussed in the accompanying Proxy Statement:

1. the election of the three nominees for director named in the accompanying Proxy Statement, to hold office until the 2027 Annual Meeting of Stockholders;

2. the approval of the Company’s 2024 Equity Incentive Plan;

3. the approval of an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2 million shares;

4. the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;

5. the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024; and

6. such other business as may be properly brought before the Annual Meeting.

We are mailing most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a paper copy of the Proxy Statement and the Company’s 2023 Annual Report. If you would like to receive paper or electronic copies of these materials, please refer to the instructions set forth in the Notice. The Notice also contains instructions on how to access the proxy materials online, as well as how to vote over the telephone, the internet or online at the virtual Annual Meeting.

We hope you will read the accompanying Proxy Statement and submit your proxy, or use telephone or Internet voting, prior to the Annual Meeting. Even if you plan to attend the virtual meeting, please vote or submit your proxy as soon as possible to ensure that your shares are voted at the Annual Meeting in accordance with your instructions. If you vote over the telephone or the Internet, your vote must be received no later than 11:59 p.m. Eastern Time on June 4, 2024, in order to be counted. If you hold your shares through a broker, bank, or other nominee, please follow the instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

On behalf of the Board and our executive leadership team, we thank you for your continued support.

The record date for the Annual Meeting is April 12, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April 26, 2024

You can vote over the telephone or the internet, or, if you received a printed copy of the proxy materials via mail, by completing, signing and returning the proxy card as instructed in the materials. Even if you have voted by proxy, you may still vote online at the Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2024 to vote online at Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be

Held on June 5, 2024:

The proxy statement and annual report to stockholders are available at

www.proxyvote.com

CERUS CORPORATION

1220 Concord Avenue, Suite 600,

Concord, CA 94520

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet or a full set of proxy materials?

We have sent or made available to you these proxy materials because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, or the Annual Meeting, including any adjournments or postponements of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, we are sending by mail only a Notice of Internet Availability of Proxy Materials, or the Notice, to most of our stockholders of record and posting our proxy materials online at www.proxyvote.com. In addition, certain of our stockholders who previously requested to receive paper copies of our proxy materials instead of a Notice will be furnished a full set of proxy materials in the mail instead of the Notice. We intend to mail the full sets of proxy materials to the stockholders that have requested paper copies on or about April 26, 2024. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 26, 2024, to all stockholders of record as of April 12, 2024.

If I received a Notice, will I receive any proxy materials by mail or email?

No. If you received a Notice, you will not receive any other proxy materials by mail or email unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

We may send you a proxy card, along with a second Notice, on or after May 6, 2024.

Why are we holding a virtual Annual Meeting?

Following our success in the past using a virtual format for our annual meetings, we have decided to once again hold a virtual Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We continue to believe a virtual format supports the health and well-being of our employees, advisors and stockholders, and helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money. We also believe that the online tools we have selected increase stockholder, management and director engagement. For example, our virtual format will allow our stockholders to communicate with us during the Annual Meeting, enabling them to ask questions of our Board or management in live format. During the Annual Meeting, we will answer appropriate questions submitted during the Annual Meeting to the extent relevant to the business of the Annual Meeting, and as time permits.

How do I attend the virtual Annual Meeting?

The virtual Annual Meeting will be held online on Wednesday, June 5, 2024 at 8:00 a.m. Pacific time. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/CERS2024, where you will be able to listen to the meeting live, submit questions, and vote. You will not be able to attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the virtual Annual Meeting?

You will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CERS2024. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting login page.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 12, 2024, are entitled to vote at the Annual Meeting. On this record date, there were 184,890,071 shares of common stock outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting at our principal executive offices located at 1220 Concord Avenue, Concord, CA. If you want to inspect the list of stockholders, call our Investor Relations department at (925) 288-6000 to schedule an appointment.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2024, your shares were registered directly in your name with our transfer agent, EQ by Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must do so no later than 11:59 p.m. Eastern Time on June 4, 2024. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2024 to vote online during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or the full set of proxy materials, as applicable, will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker or other agent. Beneficial owners who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2024 to vote online during the Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote:

• Proposal No. 1: Election of the three directors named in this proxy statement;

• Proposal No. 2: Approval of the Company’s 2024 Equity Incentive Plan, or the 2024 Plan;

• Proposal No. 3: Approval of an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2 million shares;

• Proposal No. 4: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

• Proposal No. 5: Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board or you may “Withhold” your vote for all nominees or for any individual nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online at that time even if you have already voted by proxy.

• To vote online during the virtual Annual Meeting, please go to http://www.virtualshareholdermeeting.com/CERS2024. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Once you have logged into the virtual Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

• To vote using the proxy card before the virtual Annual Meeting, simply complete, sign and date the proxy card that you may request or that was delivered to you, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

• To vote over the telephone before the virtual Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., Eastern Time on June 4, 2024 to be counted.

• To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the virtual Annual Meeting if you request and obtain a valid 16-digit control number from your broker or other agent. Beneficial owners who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2024 to vote during the Annual Meeting.

We are providing internet proxy voting and the virtual Annual Meeting with procedures designed to ensure the authenticity and correctness of your credentials. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 12, 2024.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections or if you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted, as applicable, “For” the election of each of the three nominees for director named herein to the Board to hold office until the 2027 Annual Meeting of Stockholders; “For” the approval of the 2024 Plan; “For” the approval of the amendment and restatement of the ESPP; “For” advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement; and “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (each as further described in this proxy statement). If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals identified on the proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The election of directors (Proposal No. 1), the approval of the 2024 Plan (Proposal No. 2), the amendment and restatement of the ESPP (Proposal No. 3) and the advisory approval of the compensation of our named executive officers (Proposal No. 4) are matters considered to be

“non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 5) is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 5. When there is at least one “routine” matter that your broker votes on, uninstructed shares that cannot be voted on “non-routine” matters result in what are commonly referred to as “broker non-votes.”

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent, or you must request and obtain a valid 16-digit control number from your broker, bank or other agent and vote online during the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $10,500, plus reimbursement of out-of-pocket expenses, which we estimate to be no more than $5,000, to solicit proxies. The actual costs of this proxy solicitation process could, however, be higher or lower than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice or set of proxy materials that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy and change your vote in any one of the following ways, regardless of how you previously voted:

• You may submit another properly completed proxy card with a later date.

• You may grant a subsequent proxy by telephone or through the internet.

• You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520.

• You may attend the virtual Annual Meeting and vote online at that time. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions to change or revoke your vote provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act. For such proposals to be included in our proxy materials relating to our 2025 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 27, 2024 to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520. However, if our 2025 Annual Meeting of Stockholders is not held between May 6, 2025 and July 5, 2025, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2025 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the 1934 Act, your proposal or nomination must be delivered to and received by our Corporate Secretary, in writing, at 1220 Concord Avenue, Suite 600, Concord, CA 94520 by no earlier than the close of business on February 5, 2025 and no later than the close of business on March 7, 2025. However, if our 2025 Annual Meeting of Stockholders is not held between May 6, 2025 and August 14, 2025, then your proposal or nomination must be delivered to and received by our Corporate Secretary, in writing, not earlier than the close of business on the 120th day prior to the date of our 2025 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of our 2025 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of our 2025 Annual Meeting of Stockholders fewer than 100 days prior to the date of our 2025 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of our 2025 Annual Meeting of Stockholders. In addition, in the event that the number of directors to be elected to our Board of Directors at our 2025 Annual Meeting of Stockholders is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by us naming the nominees for the additional directorships by February 25, 2025, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2025 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the 2025 Annual Meeting of Stockholders and, therefore, may not be considered at the 2025 Annual Meeting of Stockholders. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” and broker non-votes. With respect to the other proposals, the Inspector of Elections will count the votes “For” and “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. However, abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals. Similarly, with respect to the proposal to elect directors, “Withhold” votes will not have any effect on the outcome of the vote.

How many votes are needed to approve each proposal?

• For Proposal No. 1, the election of directors, the three nominees receiving the highest number of “For” votes cast in person or by proxy at the Annual Meeting will be elected as directors. Only votes “For” will affect the outcome of the vote. While “Withhold” votes and broker non-votes will have no effect on the outcome of the vote, we have adopted a Director Resignation Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director received a greater number of “Withhold” votes from his or her election than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Director Resignation Policy.”

• Proposal No. 2, the approval of the 2024 Plan, will be considered to be approved if it receives “For” votes from the holders of a majority of the votes cast (excluding abstentions) in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 2.

• Proposal No. 3, an amendment and restatement ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2 million shares, will be considered approved if it receives “For” votes from the holders of a majority of the votes cast (excluding abstentions) in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 3.

• Proposal No. 4, advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, will be considered to be approved (on a non-binding advisory basis) if it receives “For” votes from the holders of a majority of the votes cast (excluding abstentions) in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 4.

• To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of the votes cast (excluding abstentions) in person or by proxy at the Annual Meeting. Abstentions are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 5. Since Proposal No. 5 is considered to be “routine” under NYSE rules, we do not expect any broker non-votes on Proposal No. 5.

Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority in voting power of the outstanding shares of stock entitled to vote are present at the virtual Annual Meeting in person or represented by proxy. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or attend the virtual Annual Meeting in person using your 16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials and vote. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares present at the virtual Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

What proxy materials are available on the internet?

Our proxy statement and annual report to stockholders are available at www.proxyvote.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect the three nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled by a majority of the remaining directors, unless the Board determines by resolution that a vacancy be filled by our stockholders. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The total number of directors constituting the whole Board is presently set at nine members. There are three directors in the class whose term of office expires at the Annual Meeting. Proxies will not be voted for a greater number of persons than the three nominees named below. All three of the nominees listed below have been elected as a director of Cerus by our stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2027 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. In 2023, five of our directors attended our 2023 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee. Each nominee for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. Our management has no reason to believe that any of these nominees will be unable to serve.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, we have adopted a Director Resignation Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes from her election than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Director Resignation Policy.”

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The Nominating and Corporate Governance Committee also takes into consideration the tenure and the other commitments of the individual board members. To provide a mix of experience and perspective on the board, the Committee also takes into account geographic, gender, age, racial and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director, including the three nominees, that led the Nominating and Corporate Governance Committee and the Board to believe that such director nominee should continue to serve on the Board. However, each member of the Nominating and Corporate Governance Committee and the Board may have a variety of reasons why he or she believes a particular person would be an appropriate contributor to the Board, and these views may differ from the views of the other members.

Nominees for Election for a Three-Year Term Expiring at THE 2027 ANNUAL MEETING

Daniel N. Swisher Jr., 61, has served as a member of our Board since June 2011 and has served as Chair of the Board since October 2013. Mr. Swisher served as the President and Chief Operating Officer of Jazz Pharmaceuticals plc, a biopharmaceutical company, from January 2018 to September 2023, and served as Strategic Advisor through March 2024. Prior to that, he served as the Chief Executive Officer of Sunesis Pharmaceuticals, Inc., or Sunesis, a biopharmaceutical company, and a member of its board of directors from January 2004 through December 2017, and as its President since August 2005. From December 2001 to December 2003, he served as the Chief Business Officer and Chief Financial Officer of Sunesis. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher serves on the boards of directors of Protagonist Therapeutics, Inc., a biopharmaceutical company, and Corcept Therapeutics Incorporated, a pharmaceutical company. Mr. Swisher holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Swisher should continue to serve as a member of the Board, in part due to his relevant senior leadership experience acquired in executive leadership positions with Jazz Pharmaceuticals, Sunesis and ALZA Corporation, including as the former President and Chief Operating Officer of Jazz Pharmaceuticals and the former Chief Financial Officer and Chief Executive Officer of Sunesis. Mr. Swisher also brings a high level of financial, operational and strategic experience acquired in his former roles as Chief Financial Officer and Chief Executive Officer of Sunesis, and as President and Chief Operating Officer of Jazz Pharmaceuticals, which contributes significantly to Board discussions.

Frank Witney, Ph.D., 70, has served as a member of our Board since March 2014. Dr. Witney currently serves on the board of directors of Revvity Inc. (formerly PerkinElmer), a public medical diagnostics company, Telesis Bio Inc. (formerly Codex DNA, Inc.), a public synthetic biology company, and Standard BioTools, a public life science tools company. He is also an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare investing. Dr. Witney served as President, Chief Executive Officer and a director of Affymetrix, Inc., or Affymetrix, a provider of life science products and molecular diagnostic products, from July 2011 through March 31, 2016, the date it was acquired by Thermo Fisher Scientific, Inc. Dr. Witney served as President and Chief Executive Officer of Dionex Corporation, a provider of analytical instrumentation and related accessories and chemicals, from April 2009 until its acquisition by Thermo Fisher Scientific, Inc. in May 2011. Between December 2008 and April 2009, Dr. Witney served as Affymetrix’s Executive Vice President and Chief Commercial Officer. Prior to that, Dr. Witney served as President and Chief Executive Officer of Panomics, Inc. from July 2002 to December 2008. Dr. Witney was a post-doctoral fellow at the National Institutes of Health and holds a Ph.D. in Molecular and Cellular Biology and an M.S. in Microbiology from Indiana University, and B.S. in Microbiology from the University of Illinois.

The Nominating and Corporate Governance Committee and the Board concluded that Dr. Witney should continue to serve as a member of the Board, in part due to his extensive experience in the life science industry, his expertise in corporate strategy and the commercialization of products, and the depth of his scientific background acquired in various roles, including as President, Chief Executive Officer and a director of a public company.

Eric Bjerkholt, 64, has served as a member of our Board since October 2018. Mr. Bjerkholt has been the Chief Financial Officer of Mirum Pharmaceuticals, Inc., a biopharmaceutical company developing treatments for orphan and rare diseases, since September 2023. Prior to that, Mr. Bjerkholt served as the Chief Financial Officer of Chinook Therapeutics, Inc. a clinical-stage biopharmaceutical company focused on kidney diseases, from November 2020 until August 2023. In August 2023, Chinook Therapeutics was acquired by Novartis AG. Prior to that, from April 2017 to November 2020, Mr. Bjerkholt was the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies. From 2004 until April 2017, Mr. Bjerkholt held various roles at Sunesis, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From 2002 to 2004, he was Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Ardea Biosciences, Inc. in 2006. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a nutraceutical company, and from 1999 to 2002 served at various times as its Chief Executive Officer, President, and Chief Financial Officer. From 1990 to 1997, he served as an associate and vice president in the healthcare banking group at J.P. Morgan & Co. Incorporated, an international banking firm. Mr. Bjerkholt currently serves on the board of directors of CalciMedica, Inc. (formerly Graybug Vision, Inc.) since September 2020 and Surrozen, Inc. since April 2023. He has served on the boards of directors of several publicly traded companies, including as a member of the board of directors and chair of the audit committee of Corium International, Inc., a commercial-stage biopharmaceutical company, until its acquisition by Gurnet Point Capital in November 2018, and as a member of the board of directors and as chair of the audit committee of StemCells, a biotech company, until its November 2016 acquisition by Microbot Medical Ltd. He holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Bjerkholt’s financial and business experience and leadership in the biopharmaceutical sector adds significantly to Board discussion and that he should therefore continue to serve as a member of the Board.

The Board of Directors Recommends
a Vote in Favor of Each Named Nominee

Directors Continuing in Office Until the 2025 Annual Meeting

Jami Dover Nachtsheim, 65, has served as a member of our Board since March 2019. Ms. Nachtsheim served in a variety of positions with Intel Corporation from 1980 until her retirement in 2000, most recently as the Corporate Vice President of the Sales and Marketing Group and as Director of Worldwide Marketing. Ms. Nachtsheim served on the board of directors of FEI Company from March 2010 until its acquisition by Thermo Fisher Scientific Inc. in September 2016. Ms. Nachtsheim also served on the board of directors of Affymetrix from May 2009, and as Chairman starting in January 2015, until its acquisition by Thermo Fisher Scientific Inc. in March 2016. Ms. Nachtsheim currently serves on the board of directors of Telesis Bio Inc. (formerly Codex DNA, Inc.) since June 2021 and Intuitive Surgical, Inc. since April 2017. Ms. Nachtsheim holds a B.S. in Business Management from Arizona State University.

Ms. Nachtsheim’s qualifications to serve on our Board include her extensive experience in bringing high technology products to market and her long service as a board member of several public and private organizations. Her international experience provides useful insight to the Board’s deliberations on a wide range of global business matters. Accordingly, the Nominating and Corporate Governance Committee and the Board concluded that Ms. Nachtsheim should continue to serve as a member of the Board, in part due to her extensive, relevant experience and ability to guide the Board and management on global business matters.

Gail Schulze, 72, has served as a member of our Board since 2007. From May 2008 until June 2012, she was the Chief Executive Officer and Chairman of the board of directors of Zosano Pharma, a biopharmaceutical company. From May 2006 to March 2007, she was the Chief Executive Officer and a director of YM Biosciences US and President, YM Biosciences, Inc., a then global biopharmaceutical organization. Prior to joining YM Biosciences in 2006, she was President, Chief Executive Officer and a director of Eximias Pharmaceutical Corporation, then a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was Chief Operating Officer and Deputy Chief Executive Officer of Aventis Behring LLC, then a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, she was Senior Executive Vice President and Chief Commercial Officer. From 1995 to 1997, she was Corporate Vice President of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as President of the US Managed Care division and President of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a B.A. with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Ms. Schulze should continue to serve as a member of the Board, in part due to her extensive business experience in executive roles in both large and small life sciences organizations at various stages of development.

Hua Shan, MD, PhD, 65, has served as a member of our Board since July 2022. Since April 2015, Dr. Shan has served as a Professor and Medical Director of Transfusion Medicine Service and Therapeutic Apheresis Service at Stanford University Medical Center. Previously, beginning in 1998, Dr. Shan practiced transfusion medicine at Johns Hopkins Medical Institutions, where she presently serves as an adjunct professor. Dr. Shan is a leading expert on international transfusion practice and blood transfusion safety. She has led several large education and research programs on blood availability, blood safety and effective clinical transfusion practice. Dr. Shan directed Johns Hopkins University’s U.S. National Institutes of Health Fogarty International Blood Safety Program from 2000 to 2008. From 2006 to 2011, she was the Principal Investigator for the National Heart, Lung and Blood Institute (NHLBI) sponsored Retroviral Epidemiology Donor Study (REDS–II) International China Program. Since 2011, Dr. Shan has served as the Principal Investigator for NHLBI’s Recipient Epidemiology and Donor Evaluation Study-III

(REDS-III) International-China Program. Dr. Shan is a member of editorial boards of several leading international journals including Transfusion and Transfusion Medicine Review. Dr. Shan is a member of the ISBT’s Transfusion-Transmitted Infectious Diseases Working Party and AABB’s Clinical Transfusion Medicine Committee. Dr. Shan has contributed to over one hundred publications in the field of blood transfusion practice. Dr. Shan was a resident at the Hospital of University of Pennsylvania, a fellow at the Hospital of University of Pennsylvania and holds a Ph.D. in immunology and an M.D. from Peking University School of Medicine (Beijing Medical College).

The Nominating and Corporate Governance Committee and the Board concluded that Ds. Shan’s extensive expertise and experience regarding international blood transfusion practice and safety adds significantly to Board discussion and that she should therefore continue to serve as a member of the Board.

Directors Continuing in Office Until THE 2026 ANNUAL MEETING

William M. Greenman, 57, has served as our President and Chief Executive Officer and a member of our Board since April 2011. Mr. Greenman served as our Senior Vice President, Business Development and Marketing from August 2008 until April 2011 and was named our Chief Business Officer in April 2010. Mr. Greenman served as our President, Cerus Europe, from 2006 until August 2008. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to Cerus after a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995. Beginning in June 2010, Mr. Greenman served on the board of directors of Aduro Biotech, Inc., or Aduro, a public clinical-stage immunotherapy company. Subsequent to Aduro’s merger with Chinook Therapeutics, Mr. Greenman served on the Chinook Therapeutics board of directors until the acquisition of Chinook Therapeutics by Novartis AG in August 2023. Mr. Greenman holds a B.A.S. in economics and biological sciences from Stanford University.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Greenman should be nominated for election as a director at the Annual Meeting due, in part, to his extensive knowledge of our day-to-day operations obtained by virtue of his role as President and Chief Executive Officer. In addition, as a result of his various executive roles at Cerus over the last 20 years, Mr. Greenman has a broad depth of experience and historical knowledge regarding Cerus’ clinical, commercial and regulatory pathways.

Ann Lucena, 37, has served as a member of our Board since August 2021. She most recently served as the Chief Executive Officer of San Ramon Regional Medical Center, an award-winning acute care hospital located in the Bay Area from April 2018 to November 2022. Ms. Lucena also served as the chairperson of the board overseeing the joint venture between John Muir Health and Tenet Healthcare. Ms. Lucena served as Chief of Staff for the President of Hospital Operations of Tenet Healthcare in Dallas, Texas from 2015 until 2018. From 2012 to 2015, Ms. Lucena served as an administrator over numerous operational departments in the San Ramon Regional Medical Center. Prior to 2012, Ms. Lucena worked in healthcare consulting, where she served a number of health systems across the U.S. She has served on the boards of several hospital industry associations and not-for-profit-organizations. She holds a B.A. in human biology and a B.A. in Spanish from Stanford University and an MBA from Harvard Business School. She currently serves on the Harvard Business School Alumni Board Executive Committee and the Stanford Arts Advisory Council.

The Nominating and Corporate Governance Committee and the Board concluded that Ms. Lucena should be nominated for election as a director at the Annual Meeting due, in part, to her extensive experience as a healthcare executive and her ability to provide the perspective and experiences of the healthcare provider community.

Timothy L. Moore, 62, has served as a member of our Board since September 2018. In April 2023, Mr. Moore was appointed as Executive Vice President, Chief Technical Officer at Allogene Therapeutics, Inc. From September 2022 to December 2022, Mr. Moore served as the Chief Operating Officer at Instil Bio, Inc., a global clinical-stage cell therapy company. Previously from April 2020 to September 2022, Mr. Moore served as the President and Chief Operating Officer at PACT Pharma, Inc., or PACT, a company dedicated to engineering transformational T cell therapies. Mr. Moore served as the President and Chief Technology Officer at PACT from October 2019 to April 2020. Prior to PACT, Mr. Moore served as Executive Vice President, Technical Operations of Kite Pharma, or Kite, a Gilead Company since March 2016. Prior to Kite, he spent more than 12 years at Genentech, a Roche Company, most recently as Senior Vice President, Head of Global Technical Operations – Biologics and a member of the

Genentech Executive Committee. While at Genentech, he oversaw global leadership for more than 7,500 professionals across 10 internal sites and managed more than 30 contract manufacturing organizations, including end to end quality supply performance of more than 20 biological products. Mr. Moore is a former member of the board of directors FosunKite, a joint venture between Gilead Sciences, Inc. and Fosun Pharmaceuticals Inc. Mr. Moore currently serves on the board of directors of BioLife Solutions, since August 2022, and previously served on the board of directors of Cognate BioServices, Inc. from August 2020 until its acquisition by Charles River Laboratories in March 2021. He holds a Bachelor of Science, Chemical Engineering from Tulsa University and an M.S. from Northwestern University.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Moore continues to be a valuable member of the Board and should be nominated for election as a director at the Annual Meeting due, in part, to his extensive background in manufacturing and operations.

Board Diversity

The Board Diversity Matrix below provides certain self-identified information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix (As of April 12, 2024)
Total Number of Directors		9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	—	—
Part II: Demographic Background
Race or Ethnicity
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	1
Did Not Disclose Demographic Background	0

For more information on how the Nominating and Corporate Governance Committee considers diversity, refer to “Information Regarding the Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.”

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Nasdaq Stock Market, or Nasdaq, listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after its review to determine if there were any relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mss. Schulze, Lucena and Nachtsheim, Drs. Shan and Witney and Messrs. Bjerkholt, Moore and Swisher. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board did take into consideration certain consulting services provided by Dr. Shan to the Company, for which fees in the amount of $37,692 were paid in 2023, but determined that the nature of such services and the amount paid were immaterial and did not adversely impact her independence. Mr. Greenman, our President and Chief Executive Officer, is not an independent director by virtue of his employment with us.

Board Leadership Structure

The Board has an independent chair, Mr. Swisher, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board.

We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

Our executive leadership team is responsible for identifying and reviewing risks facing us, including, without limitation, strategic, operational, financial and regulatory risks and generally meets on a weekly basis as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. Our Chief Legal Officer, who reports to our Chief Executive Officer is our compliance officer and oversees our compliance program and risks relating to compliance. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors and assesses our cybersecurity risk management processes and compliance with securities and financial regulations, in addition to oversight of the performance of our internal control procedures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines as well as risks and opportunities with respect to the Company’s practices and initiatives with respect to environmental, social and governance matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to our strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chair will raise those risks at the next scheduled meeting of the Board. Typically, the Audit Committee meets at least quarterly to review our major short-term, intermediate-term and long-term financial risk exposures in connection with various matters, including the filing of our annual and quarterly reports with the SEC. Similarly, the Nominating and Corporate Governance Committee meets at least quarterly and the Compensation Committee meets at least annually to review and discuss each committee’s respective areas of oversight and related risk exposures in such areas over the short-term, intermediate-term and long-term. The Board regularly receives risk management updates through monthly business reports provided by the executive leadership team, in addition to the topics discussed at meetings of the Board or its committees throughout the year. Following consideration of the information provided by the executive leadership team, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

Meetings of the Board of Directors

The Board met 4 times during 2023. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held in 2023 during the period in which he or she served on our Board or the respective committees of our Board.

As required under applicable Nasdaq listing standards, in 2023, our independent directors met 4 times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Eric Bjerkholt	X(1)
Ann Lucena	X*
Timothy L. Moore		X
Jami Dover Nachtsheim			X*
Gail Schulze		X*	X
Hua Shan, MD, PhD			X(1)
Daniel N. Swisher, Jr.	X		X
Frank Witney, Ph.D.	X	X
Total meetings in fiscal 2023	4	2	4

* Committee Chairperson

(1) Appointed to the indicated committee on March 29, 2024

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each of the current members of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; reviews the relationships between us and any prospective independent registered public accounting firm that may bear on independence and discusses those relationships with the prospective independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; annually discusses with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Code of Business Conduct and Ethics, including review and approval of related-party transactions, and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Audit Committee is currently composed of four directors: Ms. Lucena (Chair), Messrs. Bjerkholt and Swisher, and Dr. Witney. In addition, for a portion of 2023, Mr. Bjerkholt served on the Audit Committee under exceptional and limited circumstances as discussed below. In March 2024, he was reappointed to the Audit Committee as an independent director. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.”

The Board reviews the Nasdaq listing standards and applicable definitions of independence for Audit Committee members on an annual basis and determined that all current members of our Audit Committee are independent (as defined in and required by Rule 5605(c)(2)(A) of the Nasdaq listing standards). Mr. Bjerkholt was formerly not independent by virtue of his former role as Chief Financial Officer of Chinook Therapeutics, Inc., or Chinook, a company for which Mr. Greenman, our President and Chief Executive Officer, formerly served as a member of the board of directors, including on its audit and compensation committees. Chinook was acquired by Novartis AG in August 2023. In July 2021, pursuant to Rule 5605(c)(2)(B) of the Nasdaq listing standards, the Board re-appointed Mr. Bjerkholt to the Audit Committee after the Board, under exceptional and limited circumstances, determining that Mr. Bjerkholt’s membership on the Audit Committee was required in the best interests of the Company and its stockholders, due to: his prior service as chair of the Audit Committee and accompanying institutional knowledge and familiarity with the Company’s financial and accounting practices; extensive career in finance functions, including as Chief Financial Officer for several public companies, with expertise in financial reporting and oversight of finance and accounting operations; and past experience serving as chair of the audit committees of other public companies. Mr. Bjerkholt was not permitted to serve longer than two years pursuant to Rule 5605(c)(2)(B) of the Nasdaq listing standards and could not chair the Audit Committee while serving pursuant to such exception. Mr. Bjerkholt ceased to serve as a member of the Audit Committee in July 2023. In August 2023, Mr. Bjerkholt ceased to serve as an executive officer of Chinook in connection with its acquisition by Novartis AG and in September 2023, Mr. Bjerkholt became the Chief Financial Officer of Mirum Pharmaceuticals, Inc. In March 2024, our Board once again determined Mr. Bjerkholt to be independent and, due to the institutional knowledge and financial expertise mentioned previously, once again appointed him to serve as a member of the Audit Committee.

The Board has also determined that each current member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfied the financial sophistication requirements of the Nasdaq listing standards. The Board made a qualitative assessment of each such member’s level of knowledge and experience based on a number of factors, including: with respect to Ms. Lucena, her formal education in finance and her service in executive capacities having financial oversight responsibilities, including in her role as Chief Executive Officer of San Ramon Regional Medical Center; with respect to Mr. Swisher, his formal education and former roles as Chief Operating Officer of Jazz Pharmaceuticals as well as Chief Executive Officer and, prior to such position, Chief Financial Officer of Sunesis, and other service in executive capacities having financial oversight responsibilities; and with respect to Dr. Witney, his service in executive capacities having financial oversight responsibilities, including his role as Chief Executive Officer of Affymetrix and Dionex Corporation, both public companies at which Dr. Witney had substantial experience supervising the preparation of financial reports. Mr. Bjerkholt’s qualifications and expertise is discussed above. For further information on the experience of Ms. Lucena,

Messrs. Bjerkholt and Swisher, and Dr. Witney, please see their biographies under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee*

Our management has primary responsibility for preparing our financial statements and establishing the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Audit Committee:

Ms. Ann Lucena
Mr. Daniel N. Swisher, Jr.
Dr. Frank Witney

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, or the Securities Act, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Ms. Schulze (Chair), Mr. Moore and Dr. Witney, all of whom were on the Compensation Committee for all of 2023. All members of our Compensation Committee are independent (as defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, in determining whether Ms. Schulze, Mr. Moore and Dr. Witney are independent within the meaning of the Nasdaq listing standards pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers, members of the Board and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of our chief executive officer and the other executive officers; administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; providing recommendations to the Board on compensation-related proposals to be considered at our annual meetings; planning for succession to the position of Chief Executive Officer and other officer positions; review and oversight of policies, practices and strategies as they relate to human capital management, and review of the compensation paid or awarded to our non-employee directors. The Compensation

Committee also performs those specific functions as set forth above under the heading “Role of The Board in Risk Oversight.” Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, and has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such adviser. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of compensation to any such adviser. In this regard, the Compensation Committee has engaged Alpine Rewards, LLC, or Alpine, as its independent compensation consultant since October 2022, as described in greater detail under the “Compensation Discussion and Analysis” section of this proxy statement. In February 2024, the Compensation Committee analyzed whether the work of Alpine as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Alpine; (ii) the amount of fees from our company paid to Alpine as a percentage of the firm’s total revenue; (iii) Alpine’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Alpine or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any stock of our company owned by the individual compensation advisors employed by the firm; and (vi) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee. The Compensation Committee determined, based on its analysis of the above factors, that the work of Alpine and the individual compensation advisors employed by Alpine as compensation consultants to our company has not created any conflict of interest. The Compensation Committee intends to continue to assess the independence of any of its compensation advisers by reference to the foregoing factors, consistent with applicable Nasdaq listing standards.

For additional information on the specific processes, procedures and determinations of the Compensation Committee with respect to executive compensation for 2023, including the roles of executive officers and Alpine in determining the amount and form of executive compensation, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

With respect to director compensation matters, the Compensation Committee reviews and recommends to the full Board for its approval non-employee director compensation in the manner more fully described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee currently consists of Ms. Schulze, Mr. Moore and Dr. Witney, all of whom served on our Compensation Committee for all of 2023. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. However, Mr. Greenman, our President and Chief Executive Officer, during a portion of 2023 was a director and chair of the Compensation Committee of Chinook Therapeutics, Inc., and Mr. Bjerkholt, a member of our Board of Directors, served for a portion of 2023 as Chief Financial Officer of Chinook Therapeutics. As a result of Chinook’s acquisition by Novartis AG in August 2023, neither of Mr. Greenman nor Mr. Bjerkholt currently serves in any role at Chinook.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2023.

Compensation Committee:

Ms. Gail Schulze

Mr. Timothy L. Moore

Dr. Frank Witney

* The material in this Compensation Committee Report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Cerus under the Securities Act or the 1934 Act, other than the Cerus Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board, including the process for stockholder communications with the Board and adequacy of governing documents; and making recommendations to the Board regarding environmental, social and governance matters. The Nominating and Corporate Governance Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Nominating and Corporate Governance Committee currently consists of four directors: Mss. Nachtsheim (Chair) and Schulze, Dr. Shan and Mr. Swisher. Other than Dr. Shan, who was appointed in March 2024, all of the current committee members were on the Nominating and Corporate Governance Committee for all of 2023. All members of the Nominating and Corporate Governance Committee are independent (as defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In addition to these factors, our Nominating and Corporate Governance Committee has become increasingly focused on increasing diversity overall, including with respect to gender and candidates from underrepresented communities. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In addition, the Nominating and Corporate Governance Committee periodically assesses the performance of the Board and evaluates the Board’s contribution as a whole and effectiveness in serving the best interests of Cerus and its stockholders, considering, among other things, diversity. The Nominating and Corporate Governance Committee periodically reviews and assesses the effectiveness of our policies, programs and initiatives for diversity, equity and inclusion through discussion at board meetings and as part of our periodic director self-assessment process. In identifying potential new members to our Board, the Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership on the Board that are recommended by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to recommend a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock, to Ms. Nachtsheim, Chair of the Nominating and Corporate Governance Committee, Cerus Corporation at 1220 Concord Avenue, Suite 600, Concord, CA 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to recommend a director candidate for nomination at our next annual meeting of stockholders, then recommendations must be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Stockholder Communications with the Board of Directors

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent and therefore, a formal process is not necessary. Our stockholders may communicate directly with any member of our executive leadership team, the independent members of the Board or any Chair of a Board Committee, including the Chair of the Board, by writing directly to those individuals at Cerus Corporation at 1220 Concord Avenue, Suite 600, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chair of the Nominating and Corporate Governance Committee, Ms. Nachtsheim. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chair of the Audit Committee, Ms. Lucena.

Code of Ethics

We maintain the Cerus Corporation Code of Business Conduct and Ethics, or the Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we will post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Resignation Policy

We have adopted a Director Resignation Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes from his or her election than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a framework for the effective governance of the Company. The guidelines address matters such as the respective roles and responsibilities of the Board and management; board composition and selection; director orientation, education and compensation; board and committee administrative matters; board access to management and use of outside advisors; succession planning; and other matters promoting the effective governance of Cerus. The Nominating and Corporate Governance Committee is responsible for overseeing and periodically reviewing the Corporate Governance Guidelines, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.”

Environmental, Social and Governance

We are a mission-driven company that was created in response to the HIV epidemic, and our focus on safeguarding the blood supply is at the core of all that we do. Beyond this patient-centric focus to improve transfusion medicine and blood safety specifically, we are also cognizant of our role as global corporate citizens. To that end, we believe that conducting our business in a socially, ethically, and environmentally responsible manner, and in a manner designed to comply with applicable legal requirements, is essential to our long-term success and the health and well-being of our employees, customers, stockholders, and the communities that we serve. As a result, environmental, social and governance, or ESG, objectives have become an increasingly important focus for our executive leadership team and our Board.

In the past, our ESG efforts were primarily focused on regulatory and legal compliance, ethical operations, patient and blood safety advocacy, and the development of our human capital resources. As a mission-oriented company, we consider these areas to be core to achieving our mission, and as such, we regularly reviewed these areas with our Board. In 2021, we formed a cross-functional team and engaged an outside consultant to help us conduct a materiality assessment and develop a strategy, including short-, intermediate- and long-term ESG initiatives. This team continued to work in 2022 on identifying opportunities for us to further focus and advance initiatives designed to build a more sustainable, environmentally-conscious business that fosters a mission aligned culture that embraces diversity, equity and inclusion while partnering with our communities to improve access to safe blood products. In order to ensure appropriate Board involvement, our Board delegated oversight of our ESG initiatives and commitments to our Nominating and Corporate Governance Committee.

Core to any goals that we establish is the belief that our employees are our most important resources and are critical to our continued success. As part of our ESG efforts, we continued throughout 2023 to focus significant attention on attracting and retaining talented and experienced individuals to manage and support our operations. Working with an external expert agency, in 2022 we embarked upon and completed an initiative intended to define and communicate our corporate employee value proposition, or EVP, for internal (employee) and external (potential employee) audiences, including an EVP tagline, iconography, and supporting statements about our values. Employee input through surveys, questionnaires, and interviews was critical to the development of this EVP. We continued to implement our new EVP initiative throughout 2023 and expect to continue to do so in later years as a means to retain and recruit talent to our organization. In concert with the values of our EVP, in 2022, we established policies for paid parental leave and reproductive healthcare access for U.S. employees, providing employees with support beyond what is legally required. We also expanded our annual U.S. paid corporate holiday calendar in 2022 to include recognition of MLK Jr. Day and Juneteenth. As part of our focus on environmental responsibility, in late 2022, we selected and contracted with an experienced vendor to conduct our first greenhouse gas audit in 2023. We expect to begin reporting on our progress with respect to our ESG initiatives and commitments to our various stakeholders annually later in 2024.

We focus significant attention on attracting and retaining talented and experienced individuals to manage and support our operations, and our management team routinely reviews employee turnover rates at various levels of the organization. We are committed to creating and fostering a diverse, equitable, and inclusive workplace that reflects and contributes to the global communities in which we do business and the customers and partners we serve. We believe a variety of perspectives are critical to achieving success and that diversity, equity and inclusion are key drivers to growth-based innovation and profitability. Our executive leadership team reflects that commitment, with females comprising 50% of the team and people of color comprising 40%. We are committed to creating a culture where all people feel valued, supported, and inspired to be themselves fearlessly, without judgment. We believe that when all voices are heard, we honor and exemplify our core values and best serve our customers, patients, and communities.

Our management teams and all of our employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a Code of Business Conduct and Ethics that sets standards for appropriate behavior and includes required annual training on preventing, identifying, reporting and stopping any type of unlawful discrimination. We try to recruit the best people for the job regardless of gender, ethnicity, or other protected traits. We strive to comply fully with all laws (domestic and foreign) applicable to discrimination in the workplace. We have established a hotline and other communication methods that employees can use to anonymously submit discrimination or other complaints.

Stockholder Engagement and Responsiveness

A priority for Cerus is soliciting and listening to the views of our stockholders on a variety of topics, including our business and growth strategy, corporate governance practices and executive compensation matters. We regularly engage with our institutional investors on varying topics, including executive compensation, as appropriate. Our discussions with our investors have been productive and informative, and have provided valuable feedback to the Board to help ensure that the Board’s decisions are aligned with stockholder objectives.

Prohibitions on Hedging and Pledging

Under the terms of our insider trading policy, no employees (including executive officers) of Cerus or its subsidiaries or members of our Board may engage in any hedging or monetization transactions relating to Cerus or its securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, nor may any of these persons engage in short-term speculative transactions involving Cerus securities (or derivatives of Cerus securities), including short sales and the buying and selling of put or call options. In addition, none of these persons may hold Cerus securities in a margin account or otherwise pledge Cerus securities as collateral for a loan.

Stock Ownership Guidelines for Directors and Our CEO

We maintain stock ownership guidelines for our non-employee directors and our Chief Executive Officer. More information about our stock ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components and Decisions—CEO Stock Ownership Guidelines” and “Director Compensation—Stock Ownership Guidelines.”

PROPOSAL NO. 2

APPROVAL OF THE COMPANY'S 2024 EQUITY INCENTIVE PLAN

The Board is requesting stockholder approval of the Cerus Corporation 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan is intended to be the successor to the Cerus Corporation Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”).

Why We Are Asking Our Stockholders to Approve the 2024 Plan

Currently, we maintain the 2008 Plan to grant equity awards to our employees, directors, and consultants. We are seeking stockholder approval of the 2024 Plan to increase the number of shares available for the grant of equity awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent. If the 2024 Plan is approved by our stockholders, no additional awards will be granted under the 2008 Plan following the date of the Annual Meeting. We also have awards outstanding under the Cerus Corporation Inducement Plan (the “Inducement Plan”), but as a result of the amendment and restatement of the 2008 Plan at our 2017 Annual Meeting of Stockholders, no additional awards may be granted under the Inducement Plan.

Approval of the 2024 Plan by our stockholders will allow us to continue to grant stock options, restricted stock unit (“RSU”) awards, and other awards at levels determined appropriate by the Board or Compensation Committee. The 2024 Plan will also allow us to further utilize a broad array of equity incentives to secure and retain the services of our employees, directors, and consultants, and to continue to provide long-term incentives that align the interests of our employees, directors, and consultants with the interests of our stockholders.

Requested Shares

If this Proposal No. 2 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2024 Plan will not exceed the sum of (i) 5,000,000 new shares, (ii) the number of unallocated shares remaining available for grant under the 2008 Plan as of the effective date of the 2024 Plan, and (iii) certain shares subject to outstanding awards granted under the 2008 Plan and the Inducement Plan (together, the “Prior Plans”) that may become available for issuance under the 2024 Plan as such shares become available from time to time (as further described below in “Description of the 2024 Equity Incentive Plan – Shares Available for Awards”).

Stockholder Approval

If this Proposal No. 2 is approved by our stockholders, the 2024 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2008 Plan. In the event that our stockholders do not approve this Proposal No. 2, the 2024 Plan will not become effective and the 2008 Plan will continue to be effective in accordance with its terms.

Why You Should Vote for the 2024 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that it is very important that our eligible employees, directors, and consultants receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, directors, and consultants. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. See “Compensation Discussion and Analysis” contained in this proxy statement for more information regarding our executive compensation strategy.

We Expect to Continue to Experience Substantial Growth in Our Business

Our Board approved the 2024 Plan to help ensure that we have sufficient shares available to attract and retain qualified employees to support our operations. In addition to human resources needed to support our contract with BARDA that provides potential funding of up to $270.2 million over the term of the agreement to support the development of the INTERCEPT red blood cell system in the U.S., the U.S. Food and Drug Administration (“FDA”) has increasingly recognized the role of pathogen reduction in safeguarding the U.S. blood supply. In 2019, the FDA finalized a Guidance for Industry to reduce the risk of bacterial contamination of platelets for transfusion. On October 1, 2021, all U.S. blood collection establishments had to be compliant with this FDA guidance document, “Bacterial Risk Control Strategies for Blood Collection Establishments and Transfusion Services to Enhance the Safety and Availability of Platelets for Transfusion,” or the Final Guidance Document. The INTERCEPT Blood System is one of the options available to U.S. blood centers for compliance with the Final Guidance Document; however, we cannot predict if U.S. customers will continue to adopt INTERCEPT over other options or at what levels. The FDA also granted Breakthrough Device Designation and has since approved the INTERCEPT Blood System for Cryoprecipitation, which uses our plasma system to produce INTERCEPT Fibrinogen Complex (“IFC”) for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency and to produce the derivative product, pathogen reduced plasma, cryoprecipitate reduced. In March 2024, we announced positive topline results for the ReCePI study, a pivotal Phase 3 clinical trial of pathogen reduced INTERCEPT red blood cells transfused to complex cardiac surgery patients. Data from the ReCePI trial will be included in an integrated safety analysis as part of a planned modular premarket approval (“PMA”) application to the FDA in the second half of 2025, with the final PMA module submission planned for the second half of 2026, upon the anticipated completion of the ongoing RedeS study, a pivotal Phase 3 clinical trial assessing the safety and efficacy of INTERCEPT-treated red blood cells when compared to conventional, un-treated, red blood cells. In the European Union, we filed our application for a CE Certificate of Conformity for the red blood cell system in December 2018 under the Medical Device Directive 93/42/EEC, and in June 2021, we completed the resubmission of our application for a CE Certificate of Conformity under the new Medical Device Regulation 2017/745 (“MDR”). As a result of these and other factors, we expect to continue experiencing substantial growth in our business due to increasing international market adoption of INTERCEPT platelets and plasma as more blood centers adopt pathogen reduction as the standard of care, heightened awareness on the need for a safe and reliable blood supply, including as a result of the COVID-19 pandemic, continued market adoption and sales growth of IFC in the U.S., and the anticipated commercialization of INTERCEPT red blood cells in Europe if we receive CE Mark approval under the new MDR and in the U.S. if we receive FDA approval.

The 2024 Plan Combines Compensation and Governance Best Practices

The 2024 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

• Flexibility in designing equity compensation scheme. The 2024 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, RSU awards, and performance stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

• Stockholder approval is required for additional shares. The 2024 Plan does not contain an annual “evergreen” provision. The 2024 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the 2024 Plan in excess thereof.

• Repricing is not allowed. The 2024 Plan prohibits the repricing of stock options and stock appreciation rights granted under the 2024 Plan without prior stockholder approval.

• No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2024 Plan must have an exercise price or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

• Reasonable share counting provisions. In general, when awards granted under the 2024 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, any shares received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

• Minimum vesting requirements. The 2024 Plan provides that no award may vest until at least 12 months following the date of grant of the award, except that shares up to 5% of the share reserve of the 2024 Plan may be issued pursuant to awards that do not meet such vesting requirements.

• Specific disclosure of award vesting upon corporate transaction or change in control. The 2024 Plan specifically provides that in the event of certain corporate transactions involving the Company or a change in control of the Company, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the 2024 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction or change in control, the vesting of such awards will be accelerated in full (and with respect to performance-based awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the corporate transaction or change in control).

• Restrictions on dividends and dividend equivalents. The 2024 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award granted under the 2024 Plan before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Overhang

The following table provides certain information regarding our equity incentive plans.

As of April 1, 2024
Total number of shares of common stock subject to outstanding stock options	13,015,363
Weighted-average exercise price of outstanding stock options	$5.09
Weighted-average remaining term of outstanding stock options	4.34 years
Total number of shares of common stock subject to outstanding full value awards	14,516,935
Total number of shares of common stock available for grant under the 2008 Plan	6,026,777
Total number of shares of common stock available for grant under other equity incentive plans(1)	—

As of April 12, 2024
(the Record Date)
Total number of shares of common stock outstanding(2)	184,890,071
Per-share closing price of common stock as reported on Nasdaq Global Market	$1.75

(1) We currently have awards outstanding under the Inducement Plan, but as a result of the amendment and restatement of the 2008 Plan at our 2017 Annual Meeting of Stockholders, no additional awards may be granted under the Inducement Plan; accordingly, for purposes of the table above, no shares remained available for issuance under the Inducement Plan as of April 1, 2024.

(2) Excludes 291,932 treasury shares

We Manage Our Equity Award Usage Carefully and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors, and consultants.

The Size of Our Share Reserve Request Is Reasonable

If this Proposal No. 2 is approved by our stockholders, we will have 5,000,000 new shares available for grant after the Annual Meeting, subject to adjustment for certain changes in our capitalization. Absent any unforeseen circumstances, we anticipate seeking stockholder approval of additional shares in 2025.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2023, 2022, and 2021.

	Fiscal Year	Fiscal Year	Fiscal Year
	2023	2022	2021
Total number of shares of common stock subject to stock options granted	0	1,682,270	1,474,979
Total number of shares of common stock subject to full value awards granted	7,264,297	5,329,930	3,861,194
Weighted-average number of shares of common stock outstanding	180,269,589	176,545,218	171,278,684
Burn Rate	4.03%	3.98%	3.11%

If Proposal No. 2 Is Not Approved, We Will Not Have Enough Shares Available under the 2008 Plan to Make Grants to Help Us Attract and Retain Top Employees

If our stockholders approve this Proposal No. 2, the 2024 Plan will become effective on the date of the Annual Meeting. If our stockholders fail to approve this Proposal No. 2, the 2024 Plan will not become effective and the 2008 Plan will remain as-is without any changes thereto. If this Proposal No. 2 is not approved, we will not have sufficient shares available under the 2008 Plan to make grants to help us retain top employees and, unless we adopt a new inducement plan without the approval of our stockholders (pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules), we will not be able to use equity compensation awards to attract new employees.

Stockholders are requested in this Proposal No. 2 to approve the 2024 Plan. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the 2024 Plan. Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

Description of the 2024 Plan

The material features of the 2024 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2024 Plan. Stockholders are urged to read the actual text of the 2024 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Purpose

The purpose of the 2024 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Types of Awards

The 2024 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock awards, RSU awards, stock appreciation rights, performance stock awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2024 Plan will not exceed the sum of (i) 5,000,000 new shares, (ii) the number of unallocated shares remaining available for grant under the 2008 Plan as of the effective date of the 2024 Plan, and (iii) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time. We call this aggregate number the “Share Reserve.”

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding award granted under either of the Prior Plans: (i) any shares subject to such award that on or following the effective date of the 2024 Plan are not issued because such award expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) any shares subject to such award that on or following the effective date of the 2024 Plan are not issued because such award is settled in cash; and (iii) any shares issued pursuant to such award that on or following the effective date of the 2024 Plan are forfeited back to or repurchased by us because of a failure to vest.

The Share Reserve will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2024 Plan: (i) any shares subject to an award granted under the 2024 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2024 Plan that are not issued because such award or any portion thereof is settled in cash.

Any shares of our common stock issued pursuant to an award granted under the 2024 Plan that are forfeited back to or repurchased by us because of a failure to vest will revert to the Share Reserve and again become available for issuance under the 2024 Plan.

The following shares of our common stock will not revert to the Share Reserve or become available again for issuance under the 2024 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of an award granted under the 2024 Plan or a Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the 2024 Plan or a Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2024 Plan or a Prior Plan; and (iv) in the event that a stock appreciation right granted under the 2024 Plan or a Prior Plan is settled in shares, the gross number of shares subject to such award.

Eligibility

ISOs may be granted under the 2024 Plan only to our (including our affiliates’) employees. Our (including our affiliates’) employees, non-employee directors, and consultants are eligible to receive all other types of awards under the 2024 Plan. As of April 1, 2024, we (including our affiliates) had approximately 273 employees, eight non-employee directors, and eight consultants.

Administration

The 2024 Plan will be administered by our Board, which may in turn delegate authority to administer the 2024 Plan to a committee of our Board. Our Board has delegated concurrent authority to administer the 2024 Plan to our Compensation Committee.

Subject to the terms of the 2024 Plan, our Compensation Committee determines recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2024 Plan, including the period of their exercisability and vesting. Our Compensation Committee also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, our Compensation Committee also determines the fair market value applicable to an award and the exercise price of stock options and stock appreciation rights granted under the 2024 Plan.

The Compensation Committee may also delegate to one or more persons or bodies the authority to designate recipients (other than officers) of awards, the number of shares of our common stock subject to such awards, and certain terms of such awards in a manner permitted by applicable law (including the General Corporation Law of the State of Delaware). Any person or body who is delegated such authority may not grant an award to themselves.

Repricing

The 2024 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reprice any outstanding stock option or stock appreciation right under the 2024 Plan by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right under the 2024 Plan with an exercise price that is greater than the fair market value of our common stock on the date of cancellation in exchange for cash or new awards under the 2024 Plan with an exercise price that is less than the original exercise price of the stock option or stock appreciation right.

Minimum Vesting Requirements

Under the 2024 Plan, no award may vest until at least 12 months following the date of grant of the award, except that shares up to 5% of the Share Reserve may be issued pursuant to awards that do not meet such vesting requirements.

Dividends and Dividend Equivalents

The 2024 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest. Subject to the foregoing, the 2024 Plan further provides that dividends or dividend equivalents may be paid or credited to shares of our common stock subject to a restricted stock award or RSU award granted under the 2024 Plan.

Stock Options

Stock options may be granted under the 2024 Plan pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2024 Plan will vest at the rate specified in the option agreement (subject to the limitations described in “Minimum Vesting Requirements” above).

In general, the term of stock options granted under the 2024 Plan may not exceed ten years from the date of grant. Except as otherwise provided in an optionholder’s stock option agreement or other written agreement with us or one of our affiliates, if an optionholder’s service relationship with us, or any affiliate of ours, terminates (other than for cause and other than upon the optionholder’s death or disability), the optionholder may exercise any vested options for up to three months following the optionholder’s termination of continuous service. Except as otherwise provided in an optionholder’s stock option agreement or other written agreement with us or one of our affiliates, if an optionholder’s service relationship with us, or any affiliate of ours, terminates due to the optionholder’s disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, following the optionholder’s termination of continuous service. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other written agreement with us or one of our affiliates, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause (as defined in the 2024 Plan), all stock options held by the optionholder will terminate upon the optionholder’s termination of continuous service and the optionholder will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in an optionholder’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the optionholder’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the optionholder’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event may an option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2024 Plan will be determined by our Compensation Committee and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to the terms of a domestic relations order or official marital settlement. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Incentive Stock Option Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

• the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

• the term of the ISO award must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the 2024 Plan is 24,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2024 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to our Compensation Committee. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval.

Restricted Stock Unit Awards

RSU awards may be granted under the 2024 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of an RSU award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSU awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. The term of stock appreciation rights granted under the 2024 Plan may not exceed ten years from the date of grant. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). In addition, to the extent permitted by applicable law and the performance stock award agreement, our Compensation Committee may determine that cash may be used in payment of performance stock awards.

Performance goals under the 2024 Plan shall be determined by our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue;

(xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Compensation Committee.

The Compensation Committee is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to make other appropriate adjustments selected by the Compensation Committee. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other awards under the 2024 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other awards. Other forms of awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above).

Clawback Policy

Awards granted under the 2024 Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Cerus Corporation Incentive Compensation Recoupment Policy; (ii) any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that we adopt. In addition, the Compensation Committee may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2024 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding awards will be appropriately adjusted.

Dissolution or Liquidation

The 2024 Plan provides that, except as otherwise provided in the applicable award agreement or other written agreement between a participant and us or one of our affiliates, in the event of a dissolution or liquidation of the Company (except for a liquidation into a parent corporation), all outstanding awards (other than awards consisting of vested and outstanding shares of our common stock not subject to a forfeiture condition or our right of repurchase) shall terminate immediately prior to such dissolution or liquidation, and the shares of our common stock subject to a forfeiture condition or our repurchase option may be reacquired or repurchased by us notwithstanding the fact that the holder of such award is providing service to us.

Corporate Transaction and Change in Control

The following provisions will apply to outstanding awards under the 2024 Plan in the event of a corporate transaction (as defined in the 2024 Plan and described below) or a change in control (as defined in the 2024 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal No. 2, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2024 Plan, or may substitute similar awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the 2024 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Board or Compensation Committee.

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2024 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to performance-based awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board or Compensation Committee will determine (or, if the Board or Compensation Committee does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board or Compensation Committee, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2024 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board or Compensation Committee; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

Notwithstanding the foregoing, in the event any outstanding award under the 2024 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Board or Compensation Committee may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Board or Compensation Committee, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.

Unless provided otherwise in the participant’s award agreement, in any other written agreement or plan with us or one of our affiliates, or in our director compensation policy, outstanding awards under the 2024 Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

For purposes of the 2024 Plan, a corporate transaction generally will be deemed to occur upon consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2024 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments

Our Compensation Committee will have the authority to amend, suspend, or terminate the 2024 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant.

We will obtain stockholder approval of any amendment to the 2024 Plan as required by applicable law. No ISOs may be granted under the 2024 Plan after the tenth anniversary of the date the 2024 Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

The information set forth below is a summary of the principal United States federal income taxation consequences to us and our employees only with respect to participation in the 2024 Plan and does not purport to be complete. This summary does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2024 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2024 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Stock Appreciation Rights

We may grant under the 2024 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2024 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code (“Section 409A”), then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Unit Awards

Generally, RSU awards granted under the Plan will be structured to conform to the requirements of Section 409A or qualify for an exception from application of Section 409A of the Code. Recipients of RSU awards will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from RSU awards will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Section 162(m) Limitations

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2024 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

New Plan Benefits Under 2024 Plan

The following table sets forth certain information regarding future benefits under the 2024 Plan.

Name and position	Number of shares
William M. Greenman	(1)
President and Chief Executive Officer
Kevin D. Green	(1)
Vice President, Finance and Chief Financial Officer
Vivek Jayaraman	(1)
Chief Operating Officer
Richard Benjamin	(1)
Chief Medical Officer
Chrystal Jensen	(1)
Chief Legal Officer and General Counsel
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(2)
All employees, including all current officers who are not executive officers, as a group	(1)

(1) Awards granted under the 2024 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2024 Plan, and our Board and Compensation Committee have not granted any awards under the 2024 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2024 Plan are not determinable.

(2) Awards granted under the 2024 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2024 Plan, and our Board and Compensation Committee have not granted any awards under the 2024 Plan subject to stockholder approval of this Proposal No. 2. However, pursuant to our current Amended and Restated Non-Employee Director Compensation Policy effective for 2024, each of our current non-employee directors automatically will be granted annual awards in the form of RSU awards on the date of each of our annual meetings of stockholders, provided that such individual will be continuing as a non-employee director following such date. The total dollar value of such annual RSU awards will be $200,000 for each of our continuing non-employee directors. The number of shares of our common stock subject to each such RSU award is not determinable at this time, as the number of shares subject to each such RSU award will be determined by dividing the target dollar value by the greater of the average closing stock price for the 30 trading days preceding the grant date or $5.00 per share. On and after the date of the Annual Meeting, any such RSU awards will be granted under the 2024 Plan if this Proposal No. 2 is approved by our stockholders. For additional information regarding our current Amended and Restated Non-Employee Director Compensation Policy, see the “Director Compensation” section below.

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF THE COMPANY’S

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

In March 2024, our Board approved an amendment and restatement of the Cerus Corporation Amended and Restated Employee Stock Purchase Plan, or the ESPP, subject to stockholder approval. We refer to the Amended and Restated Employee Stock Purchase Plan, as amended and restated by the Board in March 2024, as the Restated ESPP throughout this proxy statement.

The Restated ESPP contains the following material change from the ESPP:

• Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Restated ESPP will not exceed 6,320,500 shares, which is an increase of 2,000,000 shares over the aggregate number of shares of our common stock that may be issued under the ESPP.

Approval of the Restated ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Restated ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal No. 3 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, an additional 2,000,000 shares of our common stock will be available for issuance under the Restated ESPP. As of April 1, 2024, a total of 567,995 shares of our common stock remained available for issuance under the ESPP. We do not maintain any other employee stock purchase plans. As of April 12, 2024, a total of 184,890,071 shares of our common stock were outstanding.

If this Proposal No. 3 is approved by our stockholders, the Restated ESPP will become effective as of the date of the Annual Meeting. In the event our stockholders do not approve this Proposal No. 3, the Restated ESPP will not become effective and the ESPP will continue in its current form.

Stockholders are requested in this Proposal No. 3 to approve the Restated ESPP. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the Restated ESPP. Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

Summary of the Restated ESPP

The material features of the Restated ESPP are outlined below. Except with respect to the 2,000,000 share increase to the share reserve that is part of the Restated ESPP, all the material terms of the Restated ESPP are the same as those in the ESPP previously approved by the stockholders. This summary is qualified in its entirety by reference to the complete text of the Restated ESPP. Stockholders are urged to read the actual text of the Restated ESPP in its entirety, which is appended to this proxy statement as Appendix B.

Purpose

The purpose of the Restated ESPP is to provide a means by which our employees (and any parent or subsidiary of ours designated by the Board to participate in the Restated ESPP) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

As of April 1, 2024, approximately 228 of our 229 U.S.-based employees were eligible to participate in the ESPP. Employees outside of the U.S. are not eligible to participate in the ESPP.

The rights to purchase common stock granted under the Restated ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Restated ESPP is administered by our Board, which may in turn delegate authority to administer the Restated ESPP to a committee. The Board may abolish any such committee at any time and revest in itself the administration of the Restated ESPP. The Board has delegated administration of the Restated ESPP to the Compensation Committee. The Compensation Committee has the power to construe and interpret the Restated ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the Restated ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of ours will be eligible to participate in the Restated ESPP.

Stock Subject to Restated ESPP

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Restated ESPP is 6,320,500 shares, which includes an additional 2,000,000 shares that are subject to approval by our stockholders under this Proposal No. 3. If any rights granted under the Restated ESPP terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the Restated ESPP. The shares of common stock issuable under the Restated ESPP may be unissued shares or reacquired shares, bought on the market or otherwise.

Offerings

Shares of common stock are offered under the Restated ESPP through a series of offerings of such duration as determined by the Compensation Committee provided that in no event may an offering have a duration that exceeds 27 months. Each offering may consist of one or more purchase periods with purchase dates as determined by the Compensation Committee prior to the commencement of that offering. The current offerings are twelve months in duration with a new offering commencing every six months. Offerings run either from the first business day in March each year to the last business day in February in the immediately succeeding year or from the first business day in September each year to the last business day in August in the immediately succeeding year. Offerings have two purchase periods that are six months in duration. Accordingly, under the current offerings, shares of common stock are purchased on the last business day in February and August each year with the payroll deductions collected from the participants for the offering period ending with each such semi-annual purchase date.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary of ours designated from time to time by the Compensation Committee) on the first day of an offering period is eligible to participate in that offering under the Restated ESPP, provided such employee was in the employ of us as of the date immediately prior to the first day of the offering period.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Restated ESPP if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary of ours (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of ours in any calendar year.

Participation in the Plan

Eligible employees become participants in the Restated ESPP by delivering to us, prior to the date selected by the Compensation Committee as the offering date for the offering, or as otherwise determined by the Compensation Committee for new employees, an agreement authorizing payroll deductions of up to a maximum of 15% of such employees’ total eligible compensation during the offering period.

Purchase Price

The purchase price per share at which shares are sold in an offering under the Restated ESPP is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date.

As of April 12, 2024, the closing price of our common stock as reported on the Nasdaq Global Market was $1.75 per share.

Payment of Purchase Price, Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the offering period, a participant may discontinue his or her payroll deductions or terminate his or her participation in the offering. A participant may not increase or begin such payroll deductions after the beginning of any offering period. All payroll deductions made for a participant are credited to his or her account under the Restated ESPP and deposited with our general funds. A participant may not make any additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the Restated ESPP, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Restated ESPP, the Compensation Committee may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Restated ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Restated ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering period, subject to any advance notification requirements specified in the offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Restated ESPP.

Termination of Employment

Rights granted pursuant to any offering under the Restated ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Restated ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Compensation Committee may suspend, terminate or amend the Restated ESPP at any time. Any amendment of the Restated ESPP must be approved by the stockholders within 12 months of its adoption by the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Restated ESPP, (ii) modify the requirements relating to eligibility for participation in the Restated ESPP or (iii) modify any other provision of the Restated ESPP if such modification requires approval under Section 423 of the Code or approval is required in order to comply with the requirements of Rule 16b-3 under the 1934 Act.

Rights granted before amendment or termination of the Restated ESPP will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted, unless such amendment is necessary to comply with applicable legal requirements.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation, specified type of merger of us or certain acquisitions of our securities, the Compensation Committee, in its sole discretion, may determine that (i) the surviving or acquiring corporation either will assume the rights under the Restated ESPP or substitute similar rights, (ii) such rights will be continued, or (iii) the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

U.S. Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to us and our employees with respect to participation in the Restated ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local or foreign jurisdictions.

General. The Restated ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, so that purchase rights exercised under the Restated ESPP may qualify as qualified purchases under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Restated ESPP or in the event the participant should die while still owning the purchased shares of common stock.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to sale. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Restated ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

Restated ESPP Plan Benefits

Participation in the Restated ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Restated ESPP.

ESPP Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock previously purchased under the ESPP as of April 1, 2024.

Name and position	Number of shares purchased
William M. Greenman	146,385
President and Chief Executive Officer and Director
Kevin D. Green	49,752
Vice President, Finance and Chief Financial Officer
Vivek Jayaraman	48,579
Chief Operating Officer
Richard Benjamin	—
Chief Medical Officer
Chrystal Jensen	38,718
Chief Legal Officer and General Counsel
All current executive officers as a group	343,803
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Daniel N. Swisher, Jr.	—
Frank Witney, Ph.D.	—
Eric Bjerkholt	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All current employees, including all current officers who are not executive officers, as a group	3,408,702

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders	25,592,221 (2)	$5.20	14,186,768 (3)
Equity compensation plans not approved by security holders (4)	578,959	$5.27	—
Total	26,171,180 (5)	$5.20	14,186,768 (3)

(1) The calculation of the weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units, or RSUs, which have no exercise price.

(2) Includes 11,655,767 shares to be issued pursuant to outstanding RSUs.

(3) Includes 838,197 shares authorized for future issuance under the Amended and Restated Employee Stock Purchase Plan as of December 31, 2023, including shares subject to purchase during the current purchase period thereunder.

(4) In 2016, we adopted the Cerus Corporation Inducement Plan without the approval of our security holders, pursuant to which we reserved a total of 1,250,000 shares of our common stock for issuance thereunder. The Inducement Plan provided for the issuance of non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock awards exclusively to individuals who were not previously employees or directors of Cerus, or who had experienced a bona fide period of non-employment, as an inducement material to the individual’s entry into employment with Cerus within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. As of December 31, 2023, options to purchase 578,959 shares were outstanding under the Inducement Plan. All options granted under the Inducement Plan have a maximum term of ten years. The Inducement Plan, and awards thereunder, may be amended by the Board at any time or from time to time in accordance with the terms of the Inducement Plan and applicable law. As a result of the amendment and restatement of our Amended and Restated 2008 Equity Incentive Plan, or the 2008 Plan, at our 2017 Annual Meeting of Stockholders, no additional stock awards may be granted under our Inducement Plan. Accordingly, for purposes of the table above, no shares remained available for issuance under the Inducement Plan as of December 31, 2023.

(5) Includes 11,655,767 shares to be issued pursuant to outstanding RSUs.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the 1934 Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. At the 2022 Annual Meeting of Stockholders, our stockholders reconfirmed their preference that we solicit a non-binding advisory say-on-pay vote every year. The Board previously adopted a policy consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The next non-binding advisory vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2025 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Cerus Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and the Board further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our consolidated financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5

Principal Accountant Fees and Services

In connection with the audit of the 2023 consolidated financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP performed audit and interim review services for us.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2023 and December 31, 2022, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year
	2023	2022
	(in thousands)
Audit fees	$1,835	$1,875
Audit-related fees	—	—
Tax fees	5	4
All other fees	2	1
Total	$1,842	$1,880

Audit Fees. Audit fees consist of fees for services rendered in connection with the annual audits of our consolidated financial statements and internal control over financial reporting and review of the interim condensed consolidated financial statements in quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no fees incurred under this category in 2023 and 2022.

Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice. Specifically, the amounts reflect fees paid to Ernst & Young LLP tax compliance work in Europe.

All Other Fees. Consists of fees for products and services other than the services described above. Specifically, the amounts reflect fees paid to Ernst & Young LLP in connection with the use of Ernst & Young LLP’s online accounting research tool.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting. All fees described in the Principal Accountant Fees and Services table above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2024 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percent of Total
ARK Investment Management LLC	20,914,326	11.3%
200 Central Avenue
St. Petersburg, FL(3)
Baker Bros. Advisors LP(4)	19,497,203	10.5%
860 Washington Street, 3rd Floor
New York, NY 10014
BlackRock, Inc.(5)	13,728,396	7.4%
50 Hudson Yards
New York, NY 10001
The Vanguard Group(6)	9,870,671	5.3%
100 Vanguard Blvd.
Malvern, PA 19355
William M. Greenman(7)	3,006,594	1.6%
Richard Benjamin(8)	410,549	*
Kevin D. Green(9)	562,708	*
Vivek Jayaraman(10)	805,528	*
Chrystal Jensen(11)	441,849	*
Eric Bjerkholt	102,133	*
Ann Lucena	23,663	*
Timothy L. Moore	65,073	*
Jami Dover Nachtsheim	66,362	*
Gail Schulze	83,420	*
Hua Shan, M.D., Ph.D.	9,962	*
Daniel N. Swisher, Jr.	64,545	*
Frank Witney, Ph.D.	120,059	*
All executive officers and directors as a group (14 persons)(12)	6,219,734	3.4%

* Less than one percent.

(1) This table is based upon information supplied by officers and directors and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2024 and shares of our common stock issuable upon the vesting of outstanding RSUs within 60 days of April 1, 2024 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 184,886,921 shares outstanding on April 1, 2024, adjusted as required by rules promulgated by the SEC.

(2) Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520.

(3) Based solely on information contained in Schedule 13G/A as filed with the SEC on January 29, 2024 by ARK Investment Management LLC, or ARK. According to the Schedule 13G/A, ARK has sole voting power with respect to 9,673,916 shares, shared voting power with respect to 416,128 shares and sole dispositive power with respect to 20,914,326 shares. The Schedule 13G/A filed by ARK provides information only as of December 31, 2023. Because the information in the table above does not reflect any transactions between December 31, 2023 and April 1, 2024, ARK’s actual beneficial ownership of our common stock on April 1, 2024 may be different than reported in the table above.

(4) Based solely on information contained in a Schedule 13G/A as jointly filed with the SEC on February 14, 2024 by Baker Bros. Advisors LP, or the Advisor, Baker Bros. Advisors (GP) LLC, or the Advisor GP, Felix J. Baker and Julian C. Baker. According to the Schedule 13G/A, pursuant to the management agreements, as amended, among the Advisor, Baker Brothers Life Sciences, L.P., or Life Sciences, and 667, L.P., or 667, and together with Life Sciences, the Funds, and their respective general partners, the Funds’ respective general partners relinquished to the Advisor all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Advisor has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments, which include the 17,754,275 shares reported as beneficially owned by Life Sciences and 1,723,064 shares reported as beneficially owned by 667 in the Schedule 13G/A. Julian C. Baker and Felix J. Baker each directly hold and beneficially own 19,864 shares received from pro-rata distributions without consideration. The Advisor GP, Felix J. Baker and Julian C. Baker as managing members of the Advisor GP, and the Advisor may be deemed to be the beneficial owners of securities directly held by the Funds. Because the information in the table above does not reflect any transactions between December 31, 2023 and April 1, 2024, the Advisor’s actual beneficial ownership of our common stock on April 1, 2024 may be different than reported in the table above.

(5) Based solely on information contained in Schedule 13G/A as filed with the SEC on January 26, 2024 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 13,447,850 shares and sole dispositive power with respect to 13,728,396 shares. The Schedule 13G/A filed by BlackRock provides information only as of December 31, 2023. Because the information in the table above does not reflect any transactions between December 31, 2023 and April 1, 2024, BlackRock’s actual beneficial ownership of our common stock on April 1, 2024 may be different than reported in the table above.

(6) Based solely on information contained in a Schedule 13G/A as filed with the SEC on February 13, 2024, by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, Vanguard beneficially owned 9,870,671 shares of our common stock, with shared voting power over 288,409 shares, sole dispositive power over 9,514,946 shares and shared dispositive power over 355,725 shares as of December 29, 2023. Because the information in the table above does not reflect any transactions between December 29, 2023 and April 1, 2024, Vanguard’s actual beneficial ownership of our common stock on April 1, 2024 may be different than reported in the table above.

(7) Includes 16,980 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

(8) Includes 4,271 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

(9) Includes 5,625 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

(10) Includes 6,875 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

(11) Includes 4,271 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

(12) Includes 41,355 shares underlying stock options which are exercisable within 60 days of April 1, 2024.

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 12, 2024 are as follows:

Name	Age	Position
William M. Greenman (1)	57	President, Chief Executive Officer and Director
Kevin D. Green	52	Vice President, Finance and Chief Financial Officer
Vivek Jayaraman	49	Chief Operating Officer
Richard Benjamin	64	Chief Medical Officer
Chrystal Jensen	53	Chief Legal Officer and General Counsel
Carol M. Moore	74	Senior Vice President, Regulatory Affairs and Quality

(1) For biographical information, see “Proposal No. 1—Election of Directors.”

Kevin D. Green was appointed our Vice President, Finance and Chief Financial Officer in February 2013. Prior to that, Mr. Green served as our Vice President, Finance and Chief Accounting Officer, a role to which he was appointed in March 2009. From January 2006 to March 2009, Mr. Green was our Senior Director of Finance and Controller. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant. Mr. Green received his BS in Accounting from California State University, Fresno.

Vivek Jayaraman was appointed our Chief Operating Officer in March 2020. He previously served as our Chief Commercial Officer since August 2016. From October 2009 to February 2016, Mr. Jayaraman served as Vice President, Sales and Marketing of TriVascular Technologies, Inc., or TriVascular, where he oversaw TriVascular’s commercial expansion as the company grew from a preclinical, venture-backed startup into a publicly traded, global medical device company. Prior to TriVascular, Mr. Jayaraman served in roles of increasing responsibility at Medtronic, Inc.; most recently serving as vice president of global marketing for Medtronic’s endovascular innovations business. Mr. Jayaraman received his MBA from the Wharton School at the University of Pennsylvania and holds dual bachelor’s degrees from the University of Michigan.

Dr. Richard Benjamin was appointed our Chief Medical Officer in July 2015. From January 2006 to June 2015, he served as Chief Medical Officer for the American Red Cross, where he oversaw donor and patient safety issues for approximately 40% of the U.S. blood supply. Prior to Red Cross, he served as medical director at the Adult Transfusion Service at the Joint Program in Transfusion Medicine at Harvard University. Dr. Benjamin is a Board Member and Regional Director for North America for the International Society of Blood Transfusion, as well as an active member of the American Association of Blood Banks. He has also served on the DHHS Secretary’s Advisory Committee on Blood Safety and Availability in the U.S. since December 2016 and previously served on the committee from 2006 to 2007. Dr. Benjamin is an Adjunct Full Professor of Pathology at Georgetown University and author of over 100 peer-reviewed publications. He received his Ph.D. from Cambridge University, England in Immunology and completed post-doctoral research at Stanford University.

Chrystal Jensen was appointed our Chief Legal Officer and General Counsel in December 2012. From August 2011 until October 2012, Ms. Jensen was Senior Corporate Counsel at Zynga Inc. Prior to August 2011, Ms. Jensen was a partner of the law firm presently named Cooley LLP, practicing corporate and securities law. Ms. Jensen received her BS from the University of Colorado and her JD from the University of Chicago.

Carol M. Moore was promoted to Senior Vice President, Regulatory Affairs, Quality and Clinical in February 2013. From April 2008 to February 2013, Ms. Moore was our Vice President, Regulatory Affairs, Quality and Clinical. Prior to joining Cerus, Ms. Moore served in various roles at Bayer Corporation, most recently as Vice President, Worldwide Regulatory Affairs, for over 30 years, focusing on the registration and regulatory compliance of Bayer’s biological and biotech products, health policy, and strategic planning. Ms. Moore received her BS in Biological Science from California State University, Hayward.

EXECUTIVE COMPENSATION
DISCUSSION AND ANALYSIS

Overview

The following Compensation Discussion and Analysis addresses the following topics:

• executive summary of our compensation practices;

• our compensation philosophy and objectives;

• our process for setting executive compensation; and

• our executive compensation components and decisions for the 2023 fiscal year.

The Named Executive Officers, or NEOs, for the 2023 fiscal year were as follows:

Name	Title
William M. Greenman	President and Chief Executive Officer
Kevin D. Green	Vice President, Finance and Chief Financial Officer
Vivek Jayaraman	Chief Operating Officer
Richard Benjamin	Chief Medical Officer
Chrystal Jensen	Chief Legal Officer and General Counsel

Executive Summary

Business Overview

We are a biomedical products company focused on developing and commercializing the INTERCEPT Blood System to safeguard the global blood supply. The INTERCEPT Blood System, which is based on our proprietary technology for controlling biological replication, is designed to reduce blood-borne pathogens as well as donor leukocytes in donated blood components intended for transfusion.

Our INTERCEPT Blood System is intended for use with blood components: platelets, plasma, red blood cells and to produce INTERCEPT Fibrinogen Complex, or IFC, and pathogen reduced plasma, cryoprecipitate reduced. The INTERCEPT Blood System for platelets, or platelet system, and the INTERCEPT Blood System for plasma, or plasma system, have received a broad range of regulatory approvals and certifications, including but not limited to FDA approval in the U.S., CE Certificates of Conformity delivered in accordance with the Medical Devices Directive 93/42/EEC, or MDD, permitting us to affix the CE Mark to our products and place them on the market in the European Union, or EU, in accordance with the transitional provisions of the Medical Devices Regulation 2017/745, or MDR, and other jurisdictions that recognize the CE Mark, and are being marketed and sold in a number of countries around the world, including the U.S., certain countries in Europe, the Commonwealth of Independent States, or CIS, the Middle East, and Latin America and selected countries in other regions of the world. Additionally, we have received FDA approval for the INTERCEPT Blood System for Cryoprecipitation. The INTERCEPT Blood System for Cryoprecipitation uses our plasma system to produce IFC for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. In addition, the INTERCEPT Blood System for Cryoprecipitation is used to produce pathogen reduced plasma, cryoprecipitate reduced. We currently sell the platelet and plasma systems using our direct sales force and through distributors and sell IFC or disposable kits to manufacture IFC in the U.S. using our direct sales force. If we are unable to gain widespread commercial adoption in markets where our blood safety products are approved for commercialization, including in the U.S., we will have difficulties achieving profitability.

The INTERCEPT Blood System for red blood cells, or the red blood cell system, is currently in development. In the U.S., two Phase 3 clinical trials comprise our clinical development program – the currently-enrolled RedeS study, to assess the safety and efficacy of INTERCEPT-treated red blood cells when compared to conventional, un-treated, red blood cells and the completed ReCePI study to evaluate the efficacy and safety of INTERCEPT-treated red blood cells in patients requiring transfusion for acute blood loss during cardiovascular surgery. In the EU, we completed the resubmission of our application for a CE Certificate of Conformity under the new MDR in June 2021. While at this time we expect a decision concerning certification in the second half of 2024, we cannot predict with certainty when, if ever, a decision concerning certification will actually occur.

2023 and Early 2024 Performance Highlights

During fiscal year 2023 and the first quarter of fiscal year 2024, we achieved several notable milestones and accomplishments which included the following:

•
Reported full-year 2023 product revenue of $156.4 million, in line with our annual product revenue guidance.
•
Narrowed GAAP net loss attributable to Cerus Corporation to $1.3 million for the fourth quarter of 2023 and achieved goal of Non-GAAP adjusted EBITDA breakeven(1) for the fourth quarter of 2023.
•
Announced positive topline results for ReCePI, our Phase 3 clinical trial of the INTERCEPT Blood System for red blood cells in cardiovascular surgery patients.
•
Received approval under EU MDR 2017/745 for the INTERCEPT Processing Sets for Platelets and Plasma classified as Class III medical devices.
•
Continued enrollment in our second Phase 3 clinical trial – RedeS – for INTERCEPT red blood cells in the U.S.
•
Announced FDA approval of extended shelf life for INTERCEPT Platelet Processing Sets, doubling the previously set shelf life.
•
Announced follow-on award of $8.7 million in U.S. Department of Defense funding for the development of pathogen reduced, lyophilized cryoprecipitate to treat bleeding due to trauma.
•
Appointed Alicia Goodman to the role of Chief Human Resources Officer to focus on sustaining and evolving the talent and organization structure to support our future as the leader in safeguarding the global blood supply.
•
Supported the commercial roll-out by Canadian Blood Services (CBS) of the INTERCEPT Blood System for Platelets for its entire platelet production, targeting completion by mid-year 2024.

(1) See Appendix C – Reconciliation of Net loss attributable to Cerus Corporation to Non-GAAP adjusted EBITDA and Related Definition on page C-1.

Executive Compensation Governance Highlights

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in that it both encourages our NEOs to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks, and also reflects a reasonable and responsible cost structure.

Below are key elements of our compensation program, as well as problematic pay practices that we avoid:

	What We Do		What We Don’t Do
√	Design executive compensation to align pay with performance	X	No excessive change in control or severance payments
√	Structure our executive compensation program to minimize inappropriate risk-taking	X	No employment contracts or severance agreements with NEOs providing for “single trigger” acceleration upon a change in control
√	Select peer companies with which we compete for executive talent, and that have a similar business and are of similar size as us, and review their pay practices	X	No NEO excessive perquisites
√	Solicit advice from our Compensation Committee’s independent compensation consultant that reports directly to the Compensation Committee	X	No tax gross-ups on severance or change in control benefits
√	Rely on long-standing, consistently-applied practices on the timing of equity grants	X	No repricing of stock options without stockholder approval
√	Enforce “no-hedging” and “no-pledging” policies	X	No NEO post-termination retirement or pension benefits that are not available to employees generally
√	Maintain stock ownership guidelines for our Chief Executive Officer

Response to 2023 Say-on-Pay Vote

We value the input of our stockholders on our compensation programs, and we hold an advisory vote on executive compensation on an annual basis, or our “say-on-pay vote”. Last year, our stockholders approved our say-on-pay vote with approximately 89% of the votes cast in favor. Over the past three years, we have received over 93% (on average) of votes cast in favor of our executive compensation programs.

The Compensation Committee believes this level of support demonstrates our stockholders’ satisfaction with the alignment of our NEOs’ compensation and the Company’s performance and accordingly did not make any changes to our executive compensation program as a result of the 2023 say-on-pay vote. In particular, the Compensation Committee believes that it is important to continue to provide a mix of long-term equity incentives that strike a healthy balance between rewarding our executives for the return provided to the Company while also ensuring a critical link to stockholder returns. Over the past three years, the Compensation Committee has made changes to our long-term equity incentive program to introduce PRSU awards and further align pay with performance. In 2023, the Compensation Committee increased the proportion of annual equity awards allocated as PRSUs and eliminated stock options from the annual equity award. The PRSU awards granted to our NEOs in 2023 will vest, if at all, based on our achievement of robust financial goals during a three-year performance period. In selecting the performance measures for the 2023 PRSU awards, the Compensation Committee’s primary goals were aligning our compensation metrics to our current business strategy and ensuring our executives remain focused on results that support this strategy.

The Compensation Committee continues to focus on designing an executive compensation program that aligns pay with Company performance. For example, in early 2024 we paid 2023 bonuses to our NEOs below target, based on Company performance against our pre-established annual performance goals and each of our NEOs forfeited the PRSUs with product revenue-based performance conditions granted in 2021 because we did not meet the rigorous goals set for such PRSUs.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for our executives.

Executive Compensation Philosophy and Objectives

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate performance and strategic goals. We therefore give considerable thought to the design and administration of our executive officer compensation program. The Compensation Committee believes that the most effective compensation program is one that provides competitive base salary, rewards the achievement of established corporate performance goals and objectives and provides an incentive for retention. At the same time, our Compensation Committee believes that an effective compensation program must maintain a reasonable and responsible cost structure.

Our executive compensation program is designed around the following objectives:

• develop compensation policies and practices that are consistent with our strategic business objectives and executive compensation philosophy;

• attract and retain qualified individuals and motivate those individuals to perform at the highest of professional levels that will contribute to our growth and success;

• provide competitive compensation opportunities consistent with industry practices where we compete for talent;

• design programs to retain key employees, reward past performance and incentivize future contributions, balancing both short and long-term financial and business objectives to build a sustainable and prosperous company; and

• provide long-term incentive opportunities that continue to correlate employee contributions and rewards with stockholder value creation.

Compensation Setting Process

Overview

When creating an executive’s overall compensation package, the Compensation Committee considers the different components of our compensation packages in light of the role the executive will play in achieving our near-term and longer-term goals, in addition to the objectives described above. The Compensation Committee also considers the compensation packages provided to similarly situated executives at the companies we consider to be our peers. Performance-based cash compensation awards under our Bonus Plan for Senior Management of Cerus Corporation, or our Bonus Plan, are made based on the achievement of corporate performance goals designed to create incentives that we believe drive executive performance that increase stockholder value, and each executive officer’s contribution toward achieving our corporate performance goals. The corporate performance goals vary year-to-year, but generally include value-adding achievements such as meeting revenue targets and timely completion of clinical, development, regulatory, commercial, manufacturing, or other operational or strategic undertakings.

Components of Pay/Target Pay Positions/Mix of Pay

The components used to support our compensation objectives stated above are base salary, cash incentive awards under our Bonus Plan, equity awards and certain other benefits (discussed in greater detail below under “Executive Compensation Components and Decisions”). We use a combination of these pay elements to provide a competitive total compensation package to our executives. We do not specify a target percentage of the overall compensation to be represented by the various compensation elements. However, the Compensation Committee’s intention is that a significant percentage of each NEO’s total compensation package should be “at risk” in the form of performance-based cash incentive compensation and long-term equity compensation. Our Compensation Committee believes that having a significant portion of our executives’ compensation package be “at risk” has contributed to cultivating a culture in which our NEOs aggressively pursue our corporate performance goals as they know that their take home pay, to a large extent, depends upon our corporate performance and, to some extent, their contribution to that performance. At the same time, a significant portion of the “at risk” compensation is in the form of long-term equity incentives, which is designed to mitigate any risk that our executives will pursue short-term outcomes at the expense of long-term stockholder value. Employees in more senior roles have an increasing proportion of their potential compensation “at risk” and tied to performance because they are in a position to have greater influence on achieving our performance results. For example, approximately 41% of our Chief Executive Officer’s total potential 2023 cash compensation was “at risk,” and over 80% of his total potential 2023 compensation was “at risk.” For purposes of calculating the potential cash and total 2023 compensation “at risk,” we included the target Bonus Plan compensation as reported in the Grants of Plan-Based Awards Table and, with respect to total compensation, the grant date fair value of each equity award granted during 2023, calculated in accordance with Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation as reported in the Grants of Plan-Based Awards Table.

Role of the Chief Executive Officer in Executive Officer Compensation Decisions

The Chief Executive Officer does not participate in setting his own compensation and is specifically excluded from any discussions or deliberations related to his compensation package. However, the Chief Executive Officer recommends proposed corporate performance goals and their relative weighting for the upcoming fiscal year to the Compensation Committee for its consideration and ultimate approval. The Chief Executive Officer also provides input on the level of attainment of the prior year’s corporate performance goals, for purposes of determining the level of achievement of the corporate performance goals. The Chief Executive Officer also regularly provides input to the Compensation Committee during the course of the year regarding the performance of our other NEOs.

Compensation Committee Decision-Making Process

Typically, the Compensation Committee meets at least twice per year to make compensation decisions for our NEOs, with greater frequency if necessary. The Compensation Committee also meets and confers regularly in executive session without the presence of our executive team.

From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, all at our expense. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, and tax and accounting information.

Prior to each meeting where compensation decisions are to be made with respect to our executive officers, historically our Vice President, Administration would provide the Compensation Committee with tally sheets that set forth our executive officers’ historical base salary and bonus information covering the past ten years, or period of actual employment if shorter, as well as each executive officer’s: (1) equity grant history; (2) vested and unvested potential gain on equity awards using projected stock prices at various points in time in the future; and (3) in some years, stock option exercise history, in each case during such ten year period, or any shorter period of actual employment. In 2024, our Chief Human Resources Officer took over this duty. In 2023, the tally sheets were reviewed for the purposes of a subjective evaluation as to whether 2023 compensation levels were appropriate in light of the compensation levels in effect for prior years and whether each executive officer’s compensation was generally reflective of his or her level of experience and responsibilities.

In determining 2023 compensation for our NEOs, the Compensation Committee considered the recommendations of our Chief Executive Officer with respect to the compensation of our other NEOs as stated above under the heading “Role of the Chief Executive Officer in Executive Officer Compensation Decisions,” as well as each NEO’s individual performance during the preceding year and the reports and market data analysis described below under the heading “Use of Peer Group and Survey Data.”

The Compensation Committee approves the compensation packages for all executive officers, including the allocation of base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the applicable target award levels as a percentage of base salary related to the short-term performance-based cash incentive compensation. Historically, the Compensation Committee has made its most significant adjustments to annual base compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executive officers are determined by the Compensation Committee in February of each year, with the adjustments becoming effective March 1st. As discussed more fully below, annual short-term performance-based cash awards are generally paid in the first quarter of the year following the year in which performance is achieved.

The Compensation Committee generally awards annual equity awards in the first quarter of each year concurrent with the determination of cash compensation. The timing of our annual equity awards was selected so the Compensation Committee could review concurrently all components of executive compensation (base salary, Bonus Plan targets and corporate performance goal attainment levels and long-term equity incentive awards) and make compensation determinations based upon the totality of the annual compensation package for each executive. Our general policy is to grant equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates. We do not purposely accelerate or delay the public release of material information in consideration of any pending equity award grant to allow the award recipient to benefit from a more favorable stockholder return. Other than equity award grants to new hires, and except as previously described, equity award grants to executive officers are generally approved once a year (typically in the first quarter of the year) unless an executive officer is promoted, in which case a grant will normally be made at the time of such promotion, or, in rare circumstances, for recognition of outstanding performance or for retention purposes. All required approvals are obtained in advance of or on the actual grant date.

Generally, the Compensation Committee’s process for determining Bonus Plan award opportunities involves two related elements: the determination of target award levels and the establishment of corporate performance goals for the current year. Per the terms of his employment agreement, Mr. Greenman’s target level for his short-term performance-based cash incentive compensation may not be less than 60% of his base salary. For the remaining NEOs, the applicable target level of base salary for the short-term incentive cash compensation award is recommended by the Chief Executive Officer, taking into consideration feedback from the Compensation Committee’s compensation consultant. The Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, and the Compensation Committee either approves the bonus target levels as recommended or may modify the target levels of Bonus Plan awards after considering the peer group data provided by the Compensation Committee’s compensation consultant. Bonus Plan compensation, combined with annual equity compensation, has historically resulted in more than 50% of our NEOs’ total potential compensation being “at risk.”

At or prior to the beginning of each year, corporate performance goals are reviewed and approved by the Compensation Committee and the full Board. Each of our NEO’s short-term incentive cash compensation package is tied to our corporate performance in that corporate performance determines the amount by which the bonus pool is funded, with the Compensation Committee considering each NEO’s individual contribution towards the achievement of our corporate performance goals for the performance year before approving actual individual bonus payouts.

Shortly after the end of each year, the Compensation Committee meets with our Chief Executive Officer to discuss and evaluate each of the corporate performance goals for the preceding year, whether such goals were attained and, if so, at what level. The Compensation Committee also reviews with our Chief Executive Officer the individual performance of each of our NEOs, other than our Chief Executive Officer, and each individual’s contribution towards the achievement of our corporate performance goals. The Compensation Committee then meets in executive session without the presence of our Chief Executive Officer to review and evaluate our Chief Executive Officer’s performance for the preceding year.

Although compensation packages are reviewed on an annual basis, generally in the first quarter, the Chief Executive Officer and Compensation Committee regularly discuss the performance of our executive officers throughout the year. The Compensation Committee considers this ongoing feedback along with its annual review of all the NEOs’ individual performance when determining the appropriate levels of base salary and long-term equity incentive compensation awards for the following year. Throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation.

Role of Compensation Consultant

The Compensation Committee has engaged Alpine as its compensation consultant since October 2022. Alpine is an independent consulting firm that specializes in executive compensation consulting. With respect to compensation decisions for 2023, Alpine generally provided analysis and recommendations to the Compensation Committee regarding:

• trends and emerging topics with respect to executive compensation;

• peer group selection;

• compensation practices of our peer group;

• compensation programs for executives and broad-based employees; and

• stock utilization and other metrics.

As previously discussed, the Compensation Committee regularly meets in executive session to discuss executive compensation issues. Alpine may be asked to participate in, and has in the past attended, meetings of the Compensation Committee. Alpine reports directly to the Compensation Committee rather than to management, although it has in the past met with management for purposes of gathering information for its analyses and recommendations and may continue to do so in the future.

Use of Peer Group and Survey Data

The Compensation Committee regularly considers the appropriate pay scales for our NEOs and, as part of that process, considers compensation levels provided by comparable, or peer, companies to persons performing duties of similar scope and complexity as a reference point when making compensation-related decisions in order to ensure that total compensation is competitive with compensation paid within the industry and is appropriate given the executive’s level of responsibilities. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions, but the Compensation Committee recognizes that consideration of such comparative data alone is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and a person’s title is not necessarily descriptive of a person’s duties.

As part of the October 2022 engagement, the Compensation Committee requested that Alpine assist with updating the peer group we used for purposes of assisting the Compensation Committee in setting executive compensation levels for 2023. As a result, the Compensation Committee, working closely with Alpine, ultimately selected a peer group consisting of 19 companies based on the following selection criteria:

• U.S.-based companies where Cerus competes for talent in both the biotech as well as medical device/healthcare supplies sectors;

• companies with annual revenue between $75 million and $400 million, representing a multiple of approximately 0.5x to 2.5x our trailing 12-month revenue as of the time of this peer group update;

• companies in “hub” locations, to reflect the talent market; and

• companies with market capitalizations of between $250 million and $2.0 billion, as compared to our approximate market capitalization of $643 million as of the time of this peer group update.

In applying these revised peer group selection criteria, the Compensation Committee approved removing from our 2022 peer group Omeros Corp., Rigel Pharmaceuticals Inc. and Cytokinetics, Inc. as their market capitalizations fell below (or above, in the case of Cytokinetics, Inc.) the 2023 criteria range and approved removing Antares Pharmaceuticals, Inc., Global Blood Therapeutics Inc., Intersect ENT, Inc. and Zogenix, Inc., as these companies were acquired within the past 12 months. The Compensation Committee approved adding the following four companies to the peer group based generally on the selection criteria described above: AngioDynamics, Inc., Invitae Corporation, Mirum Pharmaceuticals, Inc., and NanoString Technologies, Inc. Thus, the following 19 peer group companies were selected by the Compensation Committee for use in setting executive compensation levels for 2023, which we refer to as the 2023 peers:

AngioDynamics, Inc.	MacroGenics, Inc.
Anika Therapeutics, Inc.	MannKind Corporation
CareDX, Inc.	Mirum Pharmaceuticals, Inc.
Coherus BioSciences, Inc.	NanoString Technologies, Inc.
Collegium Pharmaceutical, Inc.	OraSure Technologies, Inc.
Dynavax Technologies Corporation	Sangamo Therapeutics, Inc.
Heron Therapeutics, Inc.	Travere Therapeutics, Inc.
ImmunoGen, Inc.	Vanda Pharmaceuticals, Inc.
Invitae Corporation	Veracyte, Inc.
Karyopharm Therapeutics Inc.

Alpine analyzed the most recent compensation practices of the revised peer group in order to assist the Compensation Committee in determining appropriate 2023 NEO compensation levels. Alpine prepared an extensive analysis of the compensation practices of the 19 peer companies as reported in their proxy statements for the prior fiscal year, and provided additional analysis based on the compensation practices of biotechnology/pharmaceutical and medical device companies with revenue between $100 million and $200 million, a subset of what is included in the 2022 Radford Global Compensation Survey, which was provided to Alpine by Cerus. The Compensation Committee used this survey data to determine market trends, to verify that the peer group data for NEO compensation is consistent with overall compensation trends, and to set compensation levels for our non-executive employees. Alpine delivered its report to the Compensation Committee in February 2023, and also included anticipated 2023 compensation trends in its analysis.

The Compensation Committee referenced the cash and equity compensation components analyzed in Alpine’s report, combined with its review of each executive officer’s past individual performance, level of responsibility and anticipated future contributions to Cerus, in setting executive base salary, target bonus and long-term equity compensation awards for 2023.

2023 Executive Compensation Components and Decisions

2023 Executive Compensation Summary

The following table summarizes our approved 2023 base salaries, targeted annual incentive bonuses and annual equity awards for our NEOs:

Name	Annual Base Salary	Incentive Bonus Target	Number of Time-Based RSU Shares Awarded	Number of Performance-Based RSU Shares Awarded (Target)
William M. Greenman	$770,000	70%	575,000	385,000
Kevin D. Green	$488,119	50%	185,000	127,200
Vivek Jayaraman	$548,402	55%	240,000	160,000
Richard Benjamin	$493,076	45%	160,000	110,000
Chrystal Jensen	$468,530	45%	160,000	110,000

2023 Base Salary

The purpose of base salary is to provide a level of fixed compensation to our NEOs in order to attract and retain executive officers with the qualifications desired for the particular position. For 2023, the Compensation Committee’s aim, in line with our general philosophy to set target compensation levels that are competitive while maintaining a reasonable cost structure, was to initially review base salaries by referencing the 50th percentile of the compensation paid to similarly situated executive officers employed by the peer group companies for target level performance, and then making non-formulaic, subjective adjustments from the 50th percentile to reflect the executive officer’s level of experience, actual responsibilities and importance to the strategic goals of the Company. Each year, we generally tend to make modest increases in base salary for executive officers, except where an individual’s base salary is found to be significantly below market when compared to the selected peer group, in which case a larger increase may be warranted, or significantly above market when compared to the selected peer group, in which case a smaller increase may be warranted. The Compensation Committee reviews base salary annually and considers adjusting base salaries to reflect market trends provided by Alpine. These guidelines are used throughout our Company in determining appropriate base salary increases for all of our employees. In February 2023, our Compensation Committee approved 2023 base salaries at the same time it approved 2023 bonus targets and equity awards for our executive officers. Salary increases were effective as of March 1, 2023 and took into account trends in base salary increases provided by Alpine (which for 2023 was 4.0% for merit increases).

Named Executive Officer	2022 Base Salary ($)	Percentage Increase for 2023	2023 Base Salary ($)	Pay Relative to Peer Group After Increase (approx.)
William M. Greenman	$740,000	4%	$770,000	50th—75th percentile
Kevin D. Green	$469,345	4%	$488,119	>75th percentile
Vivek Jayaraman	$527,310	4%	$548,402	50th—75th percentile
Richard Benjamin	$474,112	4%	$493,076	50th—75th percentile
Chrystal Jensen	$450,509	4%	$468,530	50th—75th percentile

Bonus Plan for 2023

We provide short-term performance-based incentive compensation to our NEOs under the Bonus Plan. Each NEO’s cash incentive compensation is contingent upon our performance and his or her individual contribution towards our corporate performance.

The Bonus Plan is funded based upon the achievement of corporate performance objectives that are specified at the beginning of the performance period. However, when determining payouts under the Bonus Plan, the Compensation Committee may take into account significant corporate events and other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the goals were satisfied. Likewise, the Compensation Committee may modify or otherwise change the corporate performance objectives during the applicable calendar year to take into account circumstances then existing; however, no modifications were made for our Bonus Plan for 2023. In determining the actual individual Bonus Plan payouts, the Compensation Committee may also exercise its discretion to increase or reduce the bonuses actually paid under the Bonus Plan above or below the level of attainment of our corporate performance objectives used to determine the funding of the Bonus Plan. However, in no event can aggregate payments under the Bonus Plan exceed the amount by which the Bonus Plan is funded. Per the Bonus Plan, the bonus pool is funded based upon the product of (a) the participants’ bonus target percentage multiplied by their bonus year base pay and (b) the final payout rate calculated based upon achievement of the pre-specified goals.

At the beginning of 2023, the Compensation Committee, with input from the Chief Executive Officer (except with respect to his own target bonus percentage), determined to maintain the target bonus percentages that were in effect for 2022 for each of the NEOs. The factors the Compensation Committee evaluated in determining the level of achievement of the corporate performance goals and the payouts under the Bonus Plan are described below. The Compensation Committee believed these factors were the best indicators of the achievement of the execution of our operating plan and were the factors that were the most critical to increasing the value of our common stock. These factors, therefore, were believed to best align the financial interests of our NEOs with those of our stockholders.

Named Executive Officer	2023 Target Bonus (%)	2023 Target Bonus ($)	Target Bonus (%) Relative to Peer Group (approx.)
William M. Greenman	70%	$539,000	<50th percentile
Kevin D. Green	50%	$244,059	50th percentile
Vivek Jayaraman	55%	$301,621	75th percentile
Richard Benjamin	45%	$221,884	25th percentile
Chrystal Jensen	45%	$210,838	25th percentile

The performance goals were split between quantitative, qualitative and strategic goals and accounted for 50%, 45% and 5%, respectively, of total performance goals under the Bonus Plan for 2023. In February 2024, the Compensation Committee determined a final achievement rate of 50% with respect to these performance goals for 2023 based on the level of achievement of the following objectives which were established in the first quarter of 2023.

2023 Quantitative Goals

Goal	Goal Weighting	Threshold (50%)	Target (100%)	Stretch (150%)	Achievement
2023 product revenue	30%	$169M	(a) $177M or	$185M	$156.4M	0%
			(b) $169-$176.9M product revenue and IFC revenue >$12.4M
2023 Non-GAAP Adjusted EBITDA(1) Break-Even	20%	—	Full Year Break-Even	—	$(10.7M)	0%

(1) Non-GAAP Adjusted EBITDA is defined as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, (x) revenue and direct costs associated with our government contracts and (xi) restructuring charges. “Break-Even” means Non-GAAP Adjusted EBITDA of $0 or above.

2023 Qualitative Goals

The qualitative corporate performance goals for 2023 were eligible to result in a 0.5x payout for minimum performance, up to 1.5x payout in the event of exceptional achievement, in each case as determined by the Compensation Committee. For 2023, the Compensation Committee approved the following qualitative corporate performance goals and determined their relative levels of achievement as noted next to each goal below:

Goal	Goal Weighting	Achievement
Platelet Label Claims	5%	5%
LED Illuminator regulatory dossier prepared for submission in first half of 2024	15%	15%
Red Cell Program progress	10%	10%
Supply chain goals	15%	15%
Total	45%	45%

For the Platelet Label Claims goal, the Compensation Committee determined that we fully met the goal at 1.0x achievement because the Day-5 recovery and survival study was successfully completed on time and met its primary endpoints fulfilling the FDA requirements. With respect to the development efforts on the LED Illuminator regulatory dossier goal, the Compensation Committee determined that we fully met the goal at 1.0x because we advanced the program to meet its CE Mark submission target for the second half of 2024 and successfully manufactured the Illuminators for our verification and validation studies in 2024. With respect to Red Cell Program progress goal, the Compensation Committee determined that we fully met the goal at 1.0x achievement because we completed the Dutch Medical Evaluation Board review with respect to the CE Mark, completed the ReCePI Study enrollment in the fourth quarter of 2023, and made progress on the RedeS Study enrollment targets. The Compensation Committee also determined that we met expectations with respect to the supply chain goals at 1.0x achievement, including the submission of the filing to extend the MN202 U.S. Kit shelf-life beyond six months and managing allocations with supply given the shelf-life challenges around potential product discards at the customers sites.

2023 Strategic Goals

Other corporate strategic goals accounted for 5% of our potential Bonus Plan payout for 2023. The Compensation Committee set out strategic initiatives at the beginning of 2023 that the Compensation Committee felt would advance our opportunities and growth. These areas related to progress in China, research and development initiatives and portfolio expansion. The Compensation Committee determined that we met our strategic goals as a result of the China National Medical Products Administration submission, increased Department of Defense funding for the lyoIFC R&D program and further efforts to develop R&D tools to advance the INTERCEPT red cell program approval and launch, resulting in a 5% Bonus Plan payout for 2023 from the strategic goals component.

Calculation of 2023 Bonus Plan Payouts

Based on the above results, the bonus pool was funded at 50% and each of our NEOs received a bonus equivalent to 50% of their target bonus. In 2023, the Compensation did not exercise its discretion to increase or reduce the bonuses actually paid to the NEOs under the Bonus Plan above or below the level of attainment of our corporate performance objectives used to determine the funding of the Bonus Plan.

Named Executive Officer	2023 Target Bonus ($)	Bonus Achievement (%)	2023 Actual Bonus ($)
William M. Greenman	$539,000	50%	$269,500
Kevin D. Green	$244,059	50%	$122,030
Vivek Jayaraman	$301,621	50%	$150,811
Richard Benjamin	$221,884	50%	$110,942
Chrystal Jensen	$210,838	50%	$105,419

2023 Long-Term Incentive Compensation

The Compensation Committee believes that long-term incentive compensation is an effective means for incentivizing our executive officers, including our NEOs, to increase stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation and motivates our executive officers to remain employed with us. Our equity award grant practices are designed to reflect a balance between:

• our desire to motivate, reward, and retain executive talent;

• effectively managing the dilution of stockholders’ interests; and

• aligning the long-term interests of our executive officers with those of our stockholders.

We have historically delivered a significant portion of equity awards in the form of stock options, first introducing time-based RSUs in 2016 and further introducing PRSUs more recently beginning in 2021. As discussed above under “Response to 2023 Say-on-Pay Vote,” for 2023, we shifted to a mix of solely time-based RSU awards (60% of the total equity award value) and PRSU awards (40% of the total equity award value). This new mix represented an increase in the portion of the annual equity awards allocated as PRSUs from 2022 in order to place a greater emphasis on awards that vest only if we achieve rigorous performance goals. The Compensation Committee eliminated options because it believed that for 2023, the mix of RSUs and PRSUs would serve as a more effective tool to motivate and retain our executives, while managing our dilution and aligning their interests with those of our stockholders. Below, we summarize each type of award and why the Compensation Committee decided to grant each to our NEOs in 2023. In addition, we provide the details of each NEO’s 2023 equity awards.

Time-Based RSUs

The Compensation Committee believes time-based RSU align our executive officers’ interests with those of our stockholders while minimizing the incentive for inappropriate short-term risk taking at the expense of realizing long-term value. Time-based RSU awards also generally cover fewer shares than stock options that we would otherwise grant to deliver a similar value to an executive officer, thereby resulting in less dilution to our stockholders. Additionally, our time-based RSU awards vest over a period of years during the executive’s continued service with us and deliver value directly dependent on our stock price, thereby providing a stable source of retentive value.

Performance-Based RSUs

The Compensation Committee determined, based on advice from its compensation consultant, and feedback garnered from stockholder outreach, that continued use of PRSU awards in our mix of long-term equity incentives would strike a healthy balance between rewarding our executives, including our NEOs, for the return provided to the Company while also ensuring a critical link to stockholder returns. Accordingly, for 2023, we granted PRSU awards that vest based on achievement of robust revenue and clinical enrollment goals. The Compensation Committee believes that our PRSU awards further align the long-term interests of our executive officers with those of our stockholders and establish a direct link between our financial performance and the compensation of our executive officers while also helping us manage dilution to existing stockholders.

2023 Equity Awards

In February 2023, the Compensation Committee approved annual equity award grants to our NEOs. In line with its historical philosophy, the Compensation Committee referenced the 60th percentile of the peer group for these equity awards to provide sufficient motivation and retention and to continue to ensure a significant portion of our NEOs’ compensation is “at risk” and aligned with the interests of our stockholders. However, the Compensation Committee utilized a premium to the current trading price of the Company’s stock to determine the resulting number of shares for each grant, which resulted in less shares being awarded and therefore reduced the dilutive impact of the awards. The ultimate grant date value of the awards, as reflected in our Summary Compensation Table and Grants of Plan-Based Awards Table, to each of our NEOs was below the 50th percentile of the peer group data.

The Compensation Committee determined that approximately 60% of the annual equity awards would be granted in the form of time-based RSU awards and 40% would be granted in the form of PRSU awards.

The equity awards granted to our NEOs in 2023 and the resulting grant date values, compared to our peer group data as reviewed by the Compensation Committee in February 2023, were as follows:

Named Executive Officer	Time-Based RSU Shares	PRSU Shares (Target)	Aggregate Grant Date Fair Value (RSU + PRSU)(1)	Aggregate Grant Date Value Relative to Peer Group
William M. Greenman	575,000	385,000	$2,624,850	<25th percentile
Kevin D. Green	185,000	127,200	$854,042	<50th percentile
Vivek Jayaraman	240,000	160,000	$1,093,600	<50th percentile
Richard Benjamin	160,000	110,000	$738,600	<25th percentile
Chrystal Jensen	160,000	110,000	$738,600	<50th percentile

(1) Reflects the aggregate grant date fair value of the time-based RSUs and PRSUs as reported in our Summary Compensation Table and Grants of Plan-Based Awards Table in accordance with applicable accounting standards and SEC rules.

While the number of RSUs and PRSUs reflected above were approved by the Compensation Committee in February 2023, the PRSUs had a later effective grant date than the RSUs under applicable accounting standards, due to the Compensation Committee’s subsequent finalization of the complete performance metric and vesting details in March 2023.

RSUs granted in 2023 were granted under the 2008 Plan. These RSUs vest, subject to continued service with us, in three equal installments on each anniversary of the vesting commencement date. The PRSUs vest, subject to continued service with us, upon the achievement of certain performance-based vesting conditions, including revenue and clinical trial enrollment goals, during the three-year performance period from March 1, 2023 through December 31, 2025. The specific revenue and clinical trial goals set by the Compensation Committee are not being disclosed at this time as they represent confidential commercial and financial information, the disclosure of which would result in competitive harm to the Company. In accordance with our compensation objective of providing long-term incentive opportunities that continue to correlate employee contributions and rewards with stockholder value creation, the Compensation Committee set goals that they determined at the time they set them to be challenging but reasonably achievable.

PRSUs Granted in 2021

As discussed above under “Response to 2023 Say-on-Pay Vote,” in 2021 we began granting PRSUs to our executive officers as part of their annual equity grants. The vesting of the PRSUs granted in 2021 was based on two equally weighted performance metrics: 12-month product revenue for fiscal years ending during the performance period from March 1, 2021 to December 31, 2023 (the “product revenue goal”) and Non-GAAP Adjusted EBITDA (defined as the Company’s operating income (loss), as reflected in the Company’s consolidated financial statements, less government revenue and costs, stock compensation, depreciation and amortization and other income (expenses), plus tax) for quarterly fiscal periods within the performance period from March 1, 2021 to June 30, 2024 (the “profitability goal”).

PRSUs were eligible to vest based on our achievement of 12-month product revenue, as reflected in the Company’s audited financial statements for the fiscal year ended December 31, 2023, in the amounts set forth below.

Product Revenue Goal Achievement	Resulting Vesting as a Percentage of Target PRSUs
<$163.2 million	0%
$163.2 million (Threshold)	50% (Threshold)
$192 million (Target)	100% (Target)
$206.4 million (Stretch)	150% (Stretch)
>$220.8 million (Maximum)	200% (Maximum)

If our highest level of performance in the fiscal years ended December 31, 2021, 2022 and 2023 had fallen between any two levels in the table above, the payout percentage would have been interpolated linearly, rounded up to the nearest percentage point, between the two levels.

PRSUs were eligible to vest based on our achievement of positive Non-GAAP Adjusted EBITDA in two consecutive fiscal quarters by the dates set forth below, as determined by the Committee.

Profitability Goal Achievement Date	Resulting Vesting as a Percentage of Target PRSUs
Later than Second Quarter 2024	0%
Second Quarter 2024 (Threshold)	50% (Threshold)
Fourth Quarter 2023 (Target)	100% (Target)
Second Quarter 2023 (Stretch)	150% (Stretch)
Fourth Quarter 2022 (Maximum)	200% (Maximum)

Our product revenue for the fiscal year ended December 31, 2023 was $156.4 million. Accordingly, none of the product revenue goal PRSUs granted to our NEOs in 2021 vested and each of our NEOs forfeited their 2021 product revenue goal PRSUs. As the performance period for the profitability goal PRSUs is ongoing, such awards remain outstanding.

Employment Agreements

From time to time, we have provided an offer letter agreement in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment, and we have in other situations provided similar letter agreements to our executive officers based on changed circumstances, including promotions. As described under the heading “Severance and Change of Control Agreements” below, the letter agreements for Messrs. Greenman and Green also provide for change of control and/or severance benefits.

Change of Control and Severance Benefits

Mr. Green, Mr. Jayaraman, Dr. Benjamin and Ms. Jensen are each participants in our change of control severance plan, referred to elsewhere as the Severance Plan, and we have a letter agreement with Mr. Greenman, in each case providing for certain change of control related severance benefits. For more information regarding our change of control related severance benefits, please see the section below entitled “Employment, Severance and Change of Control Agreements.” The Compensation Committee believes that these change of control related severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a change of control. Change of control benefits under Mr. Greenman’s letter agreement and the Severance Plan, including stock award vesting acceleration, are structured on a “double-trigger” basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with the change of control in order for the change of control benefits to become due. The Compensation Committee believes that the events triggering payment, comprising both a change of control and an involuntary termination, and then only when there is no misconduct by the officer, are appropriate hurdles for the ensuing rewards. It is the Compensation Committee’s belief that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our stockholders.

Under individual letter agreements, Mr. Greenman and Green are also eligible for certain severance benefits in the event of an involuntary termination without cause not dependent on a change of control, including continued payment of salary and healthcare benefits and full equity award acceleration, in exchange for a general release of claims. Our Board and Compensation Committee believe that the non-change of control related severance benefits provided to our NEOs are an important element of their retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent. It is further believed that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the company.

Nonqualified Deferred Compensation Plan

In May 2020, we adopted the Cerus Corporation Nonqualified Deferred Compensation Plan, or the DC Plan. The DC Plan is a nonqualified deferred compensation plan under which eligible participants may elect to defer the receipt of current compensation. Eligible participants include a select group of management or highly compensated employees of the Company, which currently includes employees with the title of Vice President or higher. Pursuant to the DC Plan, each participant may elect to defer up to twenty percent (20%) of his or her base salary and one hundred percent (100%) of his or her bonus payments. Participants are fully vested in their elective deferrals. In addition to elective deferrals, the DC Plan permits the Company to make discretionary contributions to participant accounts, which vest in equal annual installments over the participant’s first five years of service.

The DC Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended, and to comply with Section 409A. The obligations of the Company under the DC Plan are general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the DC Plan from the general assets of the Company, although the Company may establish a trust to hold amounts which the Company may use to satisfy DC Plan distributions from time to time. To date, the Company has elected to purchase Company-owned life insurance contracts on certain employees in order to fund the DC Plan. The insurance serves as an investment source for the funds being set aside. Participants are permitted to select the mutual funds in which their compensation deferrals are deemed to be invested as a component of the insurance contracts and are permitted to change their investment selections as frequently as they see fit.

Payments will be distributed in connection with either the participant’s separation of service, the participant’s disability, the participant’s death, an unforeseeable emergency, or a specified distribution date or dates. The Company will require a six-month delay in the payment of DC Plan benefits if the participant is a “specified employee” within the meaning of Section 409A at the time of such participant’s separation from service.

Other Benefits

We provide our executive officers with other benefits that we believe are reasonable and consistent with, or less than, what our peer group offers its executive officers and that help us to attract and retain high quality executives. The Compensation Committee periodically reviews the levels of benefits provided to our executive officers to ensure they remain reasonable and consistent with our compensation philosophy.

Our NEOs are eligible to participate in all of our employee benefit plans, such as our 401(k) Profit Sharing Plan, or the 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the Amended and Restated Employee Stock Purchase Plan, in each case on the same basis as our other employees. Participation in the DC Plan is open to all employees at the Vice President level or above. We do not currently offer pension or other retirement benefits for our NEOs other than the 401(k) Plan.

The 401(k) Plan enables eligible employees to save for retirement. As well as retirement benefits, the 401(k) Plan provides certain benefits in the event of death, disability, or other termination of employment. The 401(k) Plan is for the exclusive benefit of eligible employees and their beneficiaries. The 401(k) Plan allows employees to shelter a percentage of their income from taxes and choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee or a nonresident alien with no income from a U.S. source are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Enrollments are effective and contributions can begin on the first day of the month after hire. The 401(k) Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements. Beginning in 2019, we began matching contributions made to the plan by our eligible employees, including executive officers. We match 50% of employee contributions up to 6%, with a maximum matching employer contribution of $5,000 per calendar year per person. All matching employer contributions are fully vested when made.

A variety of investment funds are available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

CEO Stock Ownership Guidelines

The Board believes that our Chief Executive Officer and each director should develop a meaningful ownership interest in Cerus. Therefore, in March 2018, the Board adopted stock ownership guidelines for our Chief Executive Officer and our non-employee directors. Pursuant to these guidelines, our Chief Executive Officer is expected to own shares of our common stock having a value equal to at least three times his annual base salary. For purposes of these stock ownership guidelines, shares deemed to be owned include shares owned directly by our Chief Executive Officer or by members of our Chief Executive Officer’s immediate family residing in the same household, shares held in trust for the benefit of our Chief Executive Officer or a member of our Chief Executive Officer’s immediate family residing in the same household, up to fifty percent of the vested, “in-the-money” stock options held by our Chief Executive Officer and vested shares subject to any other outstanding equity awards or issued under any deferred compensation plan. Subject to certain extensions, our Chief Executive Officer is required to be in compliance with the stock ownership requirement by December 31st of the fifth year following the year during which he first became subject to these ownership guidelines. Our Chief Executive Officer first became subject to these guidelines during 2018, and he was in compliance as of December 31, 2023. The Board has discretion to waive the guidelines or to develop an alternative individual guideline for our Chief Executive Officer if compliance would place a severe hardship on our Chief Executive Officer.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short- and long-term goals of the Company. For example, while our Bonus Plan measures performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to consider sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Recovery Policy

In November 2023, our Board of Directors, upon recommendation from our Compensation Committee, adopted an incentive compensation recoupment policy that complies with Nasdaq’s listing standards. The policy provides that, in the event we are required to prepare an accounting restatement, we will be required to recover incentive-based compensation received by any current or former executive officer based wholly or in part upon the attainment of a financial reporting measure that was erroneously awarded during the three completed fiscal years immediately preceding the date the restatement was required. The policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.

In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Accounting and Tax Considerations

We account for stock-based awards exchanged for employee services in accordance with the Compensation—Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Forward-Looking Statements

Except for the historical statements contained in this Compensation Discussion and Analysis and elsewhere in the proxy statement, this Compensation Discussion and Analysis and other portions of this proxy statement contain forward-looking statements concerning our products and prospects, including statements concerning our growth initiatives and opportunities; our expectations regarding additional human resources needed to support our contract with BARDA, increased U.S. customer demand for the INTERCEPT Blood System attributable to the Final Guidance Document, increased international market adoption of INTERCEPT platelets and plasma, heightened awareness of the need for a safe and reliable blood supply, including as a result of the COVID-19 pandemic, continued market adoption and sales growth of IFC in the U.S., and the anticipated commercialization of INTERCEPT red blood cells in Europe if we receive CE Mark approval under the new Medical Device Regulation; the strength of our balance sheet; our ability to contribute to safeguarding the U.S. blood supply, including through our five-year contract with the American Red Cross for the INTERCEPT Blood System for Platelets; the completion of the commercial roll-out by CBS of the INTERCEPT Blood System for Platelets for its entire platelet production, targeted for mid-year 2024; our expectations with respect to regulatory submissions and clinical trial results, including the timing thereof; our ESG strategies, efforts and initiatives, including their design to build a more sustainable, environmentally-conscious business, the anticipated employee recruitment and retention-related benefits of our EVP for internal and external audiences, and our ability to comply with applicable legal requirements, including with respect to discrimination in the workplace; and other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that we may not (a) meet our 2024 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in the U.S. and European markets, and/or realize expected revenue contribution resulting from the U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since we cannot guarantee the volume or timing of commercial purchases, if any, that our U.S. customers may make under our commercial agreements with these customers, (e) effectively expand our commercialization activities into additional geographies and/or (f) realize any revenue contribution from our pipeline product candidates, whether due to our inability to obtain regulatory approval of our pipeline programs, or otherwise; risks associated with the impact of macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to our business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with our lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and our ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of our ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to our ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) we may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for us to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) we may be unable to report data from our RedeS stucy in a timely manner or at all, and (d) that we may otherwise be unable to obtain the requisite regulatory approvals to advance our pipeline programs and bring them to market in a timely manner or at all; risks associated with our lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, the COVID-19 pandemic, rising interests rates, inflation or otherwise in the markets where we currently sell and are anticipated to sell our products; our reliance on third parties to market, sell, distribute and maintain our products; our ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) our supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in Ukraine and Israel, rising interest rates, inflation and the evolving effects of the COVID-19 pandemic, (b) our manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) we may be unable to maintain our primary kit manufacturing agreement and our other supply agreements with our third party suppliers; our ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with our ability to access additional funds under our credit facility and to meet our debt service obligations and our need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for us to produce, market and distribute our products; risks related to the aspirational nature of our ESG strategies, efforts and initiatives, which are not guarantees or promises that such goals, initiatives and objectives will be met; risks related to future opportunities and plans, including the uncertainty of our future capital requirements and our future revenues and other financial performance and results, as well as other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024. We disclaim any obligation or undertaking to update or revise any forward-looking statements contained in this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers at December 31, 2023. These individuals represent the Company’s NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
		($)	($)(1)	($)	($)(2)	($)		($)
William M. Greenman	2023	763,750	2,624,850	—	269,500	2,372	(3)	3,660,472
President and	2022	732,083	2,505,600	1,427,844	595,700	2,372		5,263,599
Chief Executive Officer	2021	696,375	2,529,760	1,406,304	547,560	2,372		5,182,371
Kevin D. Green	2023	484,208	854,042	—	122,030	1,292	(4)	1,461,572
Vice President, Finance	2022	464,689	806,400	459,536	269,873	13,930		2,014,428
and Chief Financial Officer	2021	443,414	847,600	481,104	253,446	1.292		2,026,856
Vivek Jayaraman	2023	544,008	1,093,600	—	150,811	1,860	(5)	1,790,279
Chief Operating Officer	2022	522,079	1,036,800	590,832	333,524	6,067		2,489,302
	2021	497,218	978,000	555,120	346,518	1,560		2,378,416
Richard Benjamin	2023	489,126	738,600	—	110,942	3,614	(6)	1,342,282
Chief Medical Officer	2022	470,773	604,800	344,652	245,353	3,614		1,669,192
	2021	455,300	652,000	370,080	259,731	3,614		1,740,725
Chrystal Jensen	2023	464,776	738,600	—	105,419	1,292	(7)	1,310,087
Chief Legal Officer and	2022	446,900	604,800	344,652	233,139	12,122		1,641,613
General Counsel

(1) Amounts included in this column for 2023 represent the aggregate grant date fair value of RSU awards and PRSU awards for 2023 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or Topic 718, using the assumptions discussed in Note 12 to our financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2024. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The PRSU awards, in order to vest, require achievement of certain performance-based vesting conditions, including revenue and clinical trial enrollment goals, during a three-year performance period. The grant date fair value of these PRSU awards was determined in accordance with Topic 718 based upon the probable outcome of the performance-based vesting conditions underlying such awards. Assuming the highest level of performance is achieved, the aggregate grant date fair value of such PRSU awards would be $1,211,210, $400,171, $503,360, $346,060 and $346,060, for Messrs. Greenman, Green, Jayaraman and Benjamin and Ms. Jensen, respectively. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the granted stock awards, or the sale of the shares underlying such stock awards. For additional detail, see the discussion in the section entitled “2023 Long-Term Incentive Compensation” within the “Compensation Discussion and Analysis” section of this proxy statement.

(2) Amounts included in this column represent the cash bonus paid under our Bonus Plan. For additional detail with respect to the amount included for 2023, see the discussion in the section entitled, “Bonus Plan for 2023” within the “Compensation Discussion and Analysis” section of this proxy statement.

(3) Represents group-term life insurance premiums in the amount of $2,322 and a cell phone accessory stipend of $50.

(4) Represents group-term life insurance premiums in the amount of $1,242 and a cell phone accessory stipend of $50.

(5) Represents group-term life insurance premiums in the amount of $810 and a remote employee stipend of $1,050.

(6) Represents group-term life insurance premiums in the amount of $3,564 and a cell phone accessory stipend of $50.

(7) Represents group-term life insurance premiums in the amount of $1,242 and a cell phone accessory stipend of $50.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023

The following table summarizes grants of plan-based awards made to our NEOs in 2023.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum
				($)	($)	($)	(#)	(#)	(#)
William M. Greenman	Cash			—	539,000	—
	Annual PRSU Grant (Revenue)	4/3/2023	2/16/2023				173,250	192,500	211,750		550,550
	Annual PRSU Grant (Clinical Trial enrollment)	4/3/2023	2/16/2023				173,250	192,500	211,750		550,550
	Annual RSU Grant	3/1/2023	2/16/2023							575,000	1,523,750
Kevin D. Green	Cash				244,059
	Annual PRSU Grant (Revenue)	4/3/2023	2/16/2023				57,240	63,600	69,960		181,896
	Annual PRSU Grant (Clinical Trial enrollment)	4/3/2023	2/16/2023				57,240	63,600	69,960		181,896
	Annual RSU Grant	3/1/2023	2/16/2023							185,000	490,250
Vivek Jayaraman	Cash			—	301,621	—
	Annual PRSU Grant (Revenue)	4/3/2023	2/16/2023				72,000	80,000	88,000		228,800
	Annual PRSU Grant (Clinical Trial enrollment)	4/3/2023	2/16/2023				72,000	80,000	88,000		228,800
	Annual RSU Grant	3/1/2023	2/16/2023							240,000	636,000
Richard Benjamin	Cash			—	221,884	—
	Annual PRSU Grant (Revenue)	4/3/2023	2/16/2023				49,500	55,000	60,500		157,300
	Annual PRSU Grant (Clinical Trial enrollment)	4/3/2023	2/16/2023				49,500	55,000	60,500		157,300
	Annual RSU Grant	3/1/2023	2/16/2023							160,000	424,000
Chrystal Jensen	Cash			—	210,838	—
	Annual PRSU Grant (Revenue)	4/3/2023	2/16/2023				49,500	55,000	60,500		157,300
	Annual PRSU Grant (Clinical Trial enrollment)	4/3/2023	2/16/2023				49,500	55,000	60,500		157,300
	Annual RSU Grant	3/1/2023	2/16/2023							160,000	424,000

(1) The amounts shown in the “Target” column represent 100% of the target bonus amount for each NEO under the Bonus Plan. “Target” represents 45% of the base salary in effect at the time payment is made for Ms. Jensen and Mr. Benjamin, 50 % of the base salary in effect at the time payment is made for Mr. Green, 55 % of the base salary in effect at the time payment is made for Mr. Jayaraman and 70% of the base salary in effect at the time payment is made for Mr. Greenman. Because the Compensation Committee has discretion to increase or reduce the bonuses actually paid under the Bonus Plan above or below the level of attainment of our corporate performance objectives used to determine the funding of the Bonus Plan (provided that aggregate payments under the Bonus Plan may not exceed the amount by which the Bonus Plan is funded), there is no “Threshold” or “Target” amount that may be earned by our NEOs. The actual cash bonus award payments made pursuant to our Bonus Plan are reflected in the “Summary Compensation Table” above. For a description of our Bonus Plan, please see “Bonus Plan for 2023” within the “Compensation Discussion and Analysis” section of this proxy statement.

(2) RSUs and PRSUs were granted under the 2008 Plan. For a description of the terms of the PRSU and RSU awards granted in 2023, please see “2023 Long-Term Incentive Compensation” within the “Compensation Discussion and Analysis” section of this proxy statement.

(3) Represents the threshold, target and maximum payouts for PRSU awards granted in 2023 under the 2008 Plan that, in order to vest, require achievement of certain performance-based vesting conditions, including, as applicable, revenue goals and clinical trial enrollment goals, subject to continued service with us through the end of the performance period. For additional detail, see the discussion in the section entitled “2023 Long-Term Incentive Compensation” within the “Compensation Discussion and Analysis” section of this proxy statement.

(4) Represents the grant date fair value of each RSU award and PRSU award calculated in accordance with Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The grant date fair value of these PRSU awards was determined based upon the then-probable outcome of the performance conditions underlying such awards.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)		(#)	($)(1)	(#)	($)(1)
	Exercisable	Unexercisable
William M. Greenman	325,000	—	6.28	3/2/2024	64,666(2)	139,679	97,000(5)	209,520
	500,000	—	4.46	3/1/2025	145,000(3)	313,200	97,000(6)	209,520
	315,000	—	5.06	2/28/2026	575,000(4)	1,242,000	108,750(7)	234,900
	400,000	—	4.33	2/28/2027			108,750(8)	234,900
	430,000	—	4.32	2/29/2028			192,500(9)	415,800
	592,968	39,532(11)	5.105	3/1/2030			192,500(10)	415,800
	261,250	118,750(12)	6.52	2/28/2031
	190,312	244,688(13)	5.76	2/28/2032
Kevin D. Green	125,000	—	6.28	3/2/2024	21,666(2)	46,799	32,500(5)	70,200
	150,000	—	4.46	3/1/2025	46,666(3)	100,799	32,500(6)	70,200
	90,000	—	5.06	2/28/2026	185,000(4)	399,600	35,000(7)	75,600
	100,000	—	4.33	2/28/2027			35,000(8)	75,600
	95,000	—	4.32	2/29/2028			63,600(9)	137,376
	129,375	8,625(11)	5.105	3/1/2030			63,600(10)	137,376
	89,375	40,625(12)	6.52	2/28/2031
	61,250	78,750(13)	5.76	2/28/2032
Vivek Jayaraman	250,000	—	6.36	8/31/2026	25,000(2)	54,000	37,500(5)	81,000
	28,437	—	4.33	2/28/2027	60,000(3)	129,600	37,500(6)	81,000
	41,563	—	4.32	2/29/2028	240,000(4)	518,400	45,000(7)	97,200
	243,750	16,250(11)	5.105	3/1/2030			45,000(8)	97,200
	103,125	46,875(12)	6.52	2/28/2031			80,000(9)	172,800
	78,750	101,250(13)	5.76	2/28/2032			80,000(10)	172,800
Richard Benjamin	45,000	—	5.06	2/28/2026	16,666(2)	35,999	25,000(5)	54,000
	8,334	—	4.33	2/28/2027	35,000(3)	75,600	25,000(6)	54,000
	31,667	—	4.32	2/29/2028	160,000(4)	345,600	26,250(7)	56,700
	129,375	8,625(11)	5.105	3/1/2030			26,250(8)	56,700
	68,750	31,250(12)	6.52	2/28/2031			55,000(9)	118,800
	45,937	59,063(13)	5.76	2/28/2032			55,000(10)	118,800
Chrystal Jensen	33,912	—	6.28	3/2/2024	16,666(2)	35,999	25,000(5)	54,000
	84,380	—	5.06	2/28/2026	35,000(3)	75,600	25,000(6)	54,000
	6,250	—	4.33	2/28/2027	160,000(4)	345,600	26,250(7)	56,700
	29,688	—	4.32	2/29/2028			26,250(8)	56,700
	129,375	8,625(11)	5.105	3/1/2030			55,000(9)	118,800
	68,750	31,250(12)	6.52	2/28/2031			55,000(10)	118,800
	45,937	59,063(13)	5.76	2/28/2032

(1) The market values of the RSU and PRSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU and PRSU awards shown in the table by $2.16, the closing price of our common stock on December 29, 2023, the last trading day of fiscal 2023.

(2) The shares subject to this RSU award vest in three equal annual installments commencing on the anniversary of March 12, 2021. The RSUs shown in the table vest in full on March 12, 2024.

(3) The shares subject to this RSU award vest in three equal annual installments commencing on the anniversary of March 12, 2022. The RSUs shown in the table vest in equal installments on March 12, 2023, March 12, 2024 and March 12, 2025.

(4) The shares subject to this RSU award vest in three equal annual installments commencing on the anniversary of March 12, 2023.

(5) The shares subject to this PRSU award would have vested upon attainment of a revenue target over the performance period from January 1, 2021 through December 31, 2023, subject to continued service with us through the end of the performance period. The number and market value of the PRSUs reported reflect target performance. However, in February 2024, the Compensation Committee determined that this RSU award did not meet the vesting criteria and the award was cancelled.

(6) The shares subject to this PRSU award vest, if at all, upon attainment of a profitability target over the performance period from March 1, 2021 to June 30, 2024, subject to continued service with us through the date that our Compensation Committee certifies achievement of such goal. The PRSUs have a payout range of between 50% and 200%. The number of PRSUs that will vest is not yet determinable. See “PRSUs Granted in 2021” within the “Compensation Discussion and Analysis” section of this proxy statement.

(7) The shares subject to this PRSU award vest, if at all, upon attainment of a revenue target over the performance period from March1, 2022 through December 31, 2024, subject to continued service with us through the end of the performance period. The number and market value of the PRSUs reported reflect target performance. The PRSUs have a payout range of between 50% and 200%. The number of PRSUs that will vest is not yet determinable.

(8) The shares subject to this PRSU award vest, if at all, upon attainment of a LED approval target over the performance period from March 1, 2022 through June 30, 2025, subject to continued service with us through the date that our Compensation Committee certifies achievement of such goal. The number and market value of the PRSUs reported reflect target performance. The PRSUs have a payout range of between 50% and 150%. The number of PRSUs that will vest is not yet determinable.

(9) The shares subject to this PRSU award vest, if at all, upon attainment of a revenue target over the performance period from March 1, 2023 through December 31, 2025, subject to continued service with us through the end of the performance period. The number and market value of the PRSUs reported reflect target performance. The PRSUs have a payout range of between 90% and 110%. The number of PRSUs that will vest is not yet determinable.

(10) The shares subject to this PRSU award vest, if at all, upon attainment of a clinical enrollment target for the performance period from March 1, 2023 through June 30, 2026, subject to continued service with us through the date that our Compensation Committee certifies achievement of such goal. The number and market value of the PRSUs reported reflect target performance. The PRSUs have a payout range of between 90% and 110%. The number of PRSUs that will vest is not yet determinable.

(11) The shares subject to this stock option award vested as to 25% of the shares on March 2, 2021, and vest as to the remainder of the shares in 36 equal monthly installments thereafter. The unexercisable options shown in the table vest in three equal monthly installments through March 2, 2024.

(12) The shares subject to this stock option award vested as to 25% of the shares on March 1, 2022, and vest as to the remainder of the shares in 36 equal monthly installments thereafter. The unexercisable options shown in the table vest in 15 equal monthly installments through March 1, 2025.

(13) The shares subject to this stock option award vested as to 25% of the shares on March 1, 2023, and vest as to the remainder of the shares in 36 equal monthly installments thereafter. The unexercisable options shown in the table vest in 27 equal monthly installments through March 1, 2026.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023

The following table shows for the fiscal year ended December 31, 2023, certain information regarding the vesting of RSUs awarded to our NEOs. None of our NEOs exercised options during the fiscal year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William M. Greenman	244,692	685,138
Kevin D. Green	68,461	191,691
Vivek Jayaraman	99,200	277,760
Richard Benjamin	57,627	161,356
Chrystal Jensen	57,627	161,356

(1) The value realized on vesting is calculated based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the date of vesting and does not represent actual amounts received by the named executive officers as a result of the RSU vesting.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2023

The following table shows for the fiscal year ended December 31, 2023, contributions, earnings, and balances under the DC Plan for each of the NEOs. For a description of the DC Plan and the contribution and distribution provisions thereunder, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Nonqualified Deferred Compensation Plan.”

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE
	($)(1)	($)	($)		($)(2)
William M. Greenman	76,375	—	112,878	—	775,773
Kevin D. Green	—	—	—	—	—
Vivek Jayaraman	—	—	—	—	—
Richard Benjamin	—	—	—	—	—
Chrystal Jensen	—	—	—	—	—

(1) The amount reported in this column for Mr. Greenman include 76,375 that was reported in the “Salary” column of the “Summary Compensation Table” for 2023 and 0 that was reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for 2023.

(2) The amount reported in this column for Mr. Greenman includes $76,375 that was reported in the “Summary Compensation Table” for 2023 and 631,976 that was reported in the “Summary Compensation Table” for previous years.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

From time to time, we have provided an offer letter in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment, and we have in other situations provided similar letter agreements to our executive officers based on changed circumstances, including promotions. As described below, the letter agreements for Messrs. Greenman and Green also provide for change of control and/or severance benefits.

William M. Greenman, our President and Chief Executive Officer, is a party to a letter agreement with us, dated as of May 12, 2011, and amended April 17, 2018, which provides that, in the event Mr. Greenman’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to 12 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 12 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s equity awards will accelerate in full as of the date of termination.

In the event Mr. Greenman’s employment is terminated by us without cause or by him as a good reason resignation within 12 months following a change in control, subject to his execution of a release of claims, he will be entitled to receive severance pay equal to 18 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of a lump sum on the first regular payroll date following the effective date of the release, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 18 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s equity awards will accelerate in full as of the date of termination.

Kevin D. Green, our Vice President, Finance and Chief Financial Officer, is a party to a letter agreement with us, dated as of May 1, 2009, and amended April 17, 2018, which provides that, in the event Mr. Green’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Green’s equity awards will accelerate in full as of the date of termination. Mr. Green is also a participant in the Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Severance Plan. Effective September 2005 and amended and restated as of December 11, 2008, we adopted the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. Mr. Greenman opted to participate in the Severance Plan. In connection with Mr. Greenman’s appointment as our President and Chief Executive Officer, however, he entered into the letter agreement described above and is no longer a participant in the Severance Plan. Mr. Green, Mr. Jayaraman and Dr. Benjamin are also participants in the Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees in exchange for an effective release of claims in the event the employee is terminated by us without cause or by him or her as a good reason resignation on or within 12 months following a change of control (as such terms are defined in the Severance Plan). The severance compensation consists of a lump sum cash severance payment equal to 12 months of the participant’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and full accelerated vesting and exercisability of all of the participant’s then-outstanding equity awards.

PRSU Awards. In the event of a change in control that occurs prior to the date our Compensation Committee certifies achievement of the PRSU awards, the number of PRSUs that vest will be determined by our Compensation Committee prior to the effective date of the change in control and will equal the greater of (i) the target number of PRSUs subject to the NEO’s award, and (ii) the number of PRSUs that would be earned as of the date of our Compensation Committee’s determination based on actual performance. The NEO must remain in continuous service with us through the effective date of the change in control to be eligible for accelerated vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements, as currently in effect, if the employment of our NEOs had terminated on December 29, 2023, the last business day of our 2023 fiscal year. In addition, the table sets forth the amounts to which the NEOs would be entitled under the 2008 Plan if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding stock options held by the NEOs, or to substitute for similar options.

The amounts shown in the table below do not include: (a) payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers; and (b) distributions of previously vested plan balances under our 401(k) Savings Plan and the DC Plan (see the sections entitled “Non-Qualified Deferred Compensation Plan” and “Other Benefits” within the “Compensation Discussion and Analysis” for information about those plans generally and “Non-Qualified Deferred Compensation” above for information about the amounts subject to the DC Plan for each of our NEOs).

Name	Voluntary Termination for Good Reason or Involuntary Termination on or Within 12 Months After a Change in Control			Involuntary Termination Without Cause Absent a Change in Control			Payments upon a Change of Control
	Health Care Benefits	Salary	Equity Acceleration	Health Care Benefits	Salary	Equity Acceleration	Equity Acceleration(9)(10)
	($)	($)	($)	($)	($)	($)	($)
William M. Greenman	56,211(1)	1,155,000(2)	3,415,319(3)	37,474(4)	770,000(5)	3,415,319(3)	3,415,319(3)
Kevin D. Green	32,730(4)	488,119(8)	1,113,549(3)	16,365(6)	244,060(7)	1,113,549(3)	1,113,549(3)
Vivek Jayaraman	36,424(4)	548,402(8)	1,404,000(3)				1,404,000(3)
Richard Benjamin	22,639(4)	493,076(8)	916,199(3)				916,199(3)
Chrystal Jensen	23,234(4)	468,530(8)	916,199(3)				916,199(3)

(1) Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums at the rate in effect on January 1, 2024 .

(2) Represents 18 months of the executive’s base salary as of December 29, 2023 payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.

(3) Represents the value of stock option, RSU and PRSU vesting acceleration, which is based on the closing price of $2.16 of our common stock on December 29, 2023, the last trading day of fiscal 2022, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Because no unexercisable stock options as of December 29, 2023 had an exercise price in excess of $2.16, no amount is included in respect of stock option acceleration. The PRSU award agreements provide that, in the event of a change in control that occurs prior to the date our Compensation Committee certifies achievement of the PRSU awards (as would have been the case if a change in control were to have occurred on December 29, 2023), the number of PRSUs that vest would be determined by our Compensation Committee prior to the effective date of the change in control and would be equal the greater of (i) the target number of PRSUs subject to the NEO’s award, and (ii) the number of PRSUs that would be earned as of the date of our Compensation Committee’s determination based on actual performance. The amounts in this column attributable to PRSU awards assume that the awards would accelerate at target level of achievement with respect to PRSU awards granted in 2021 and 2022 and outstanding at December 29, 2023 and that the awards would accelerate at our actual level of achievement with respect to PRSU awards granted in 2023 and outstanding as of December 29, 2023. The value of PRSU vesting acceleration is based on the closing price of $2.16 of our common stock on December 29, 2023, the last trading day of fiscal 2023.

(4) Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums at the rate in effect on January 1, 2024.

(5) Represents the aggregate amount of the executive’s base salary as of December 29, 2023, payable over the 12-month period following an involuntary termination of the executive’s employment by us other than for cause.

(6) Represents the aggregate amount of our share of the cost of 6 months of COBRA premiums at the rate in effect on January 1, 2024.

(7) Represents the aggregate amount of the executive’s base salary as of December 29, 2023, payable over the six-month period following an involuntary termination of the executive’s employment by us other than for cause.

(8) Represents 12 months of the executive’s base salary as of December 29, 2023, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.

(9) These benefits would be payable pursuant to the terms of the applicable equity agreement for RSUs and stock options granted pursuant to the 2008 Plan, which were outstanding as of December 29, 2023, if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding equity awards held by the named executive officers, or to substitute for similar equity awards. The value of stock option and RSU vesting acceleration is based on the closing price of $2.16 of our common stock on December 29, 2023, the last trading day of fiscal 2023, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Because no unexercisable stock options as of December 29, 2023 had an exercise price in excess of $2.16, no amount is included in respect of stock option acceleration. The PRSU award agreements provide that, in the event of a change in control that occurs prior to the date our Compensation Committee certifies achievement of the PRSU awards (as would have been the case if a change in control were to have occurred on December 29, 2023), the number of PRSUs that vest would be determined by our Compensation Committee prior to the effective date of the change in control and would be equal the greater of (i) the target number of PRSUs subject to the NEO’s award, and (ii) the number of PRSUs that would be earned as of the date of our Compensation Committee’s determination based on actual performance. The amounts in this column attributable to PRSU awards assume that the awards would accelerate at target level of achievement with respect to PRSU awards granted in 2021 and 2022 and outstanding at December 29, 2023 and that the awards would accelerate at our actual level of achievement with respect to PRSU awards granted in 2023 and outstanding as of December 29, 2023. The value of PRSU vesting acceleration is based on the closing price of $2.16 of our common stock on December 29, 2023, the last trading day of fiscal 2023.

In addition to the benefits described and quantified above, the 2008 Plan provides for an extended period of time during which an optionholder may exercise options following the optionholder’s termination of service, which time period we refer to as the post-termination exercise period. Generally, under the 2008 Plan, if an optionholder’s service relationship with us ends, the optionholder may exercise any vested options for up to three months after the date that the service relationship ends. However, if the optionholder’s service relationship with us ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. Accordingly, each of the named executive officers would be entitled to an extended post-termination exercise period in the event of a termination due to death or disability.

CEO PAY RATIO

Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our Company’s median employee, or the CEO Pay Ratio. Mr. Greenman’s total compensation for 2023 was $3,660,472 as disclosed in the Summary Compensation Table. Our median employee’s annual total compensation was $184,655. As a result, the ratio of these amounts was 19.82 to 1.

The median of the annual total compensation for all our employees (excluding the CEO) was determined through the following process:

• We identified the global employee population active as of December 31, 2023. This included all full-time, part-time, temporary and seasonal workers, calculated in accordance with Topic 718.

• To identify the median employee, we used the following consistently applied compensation measure for 2023: salary, target annual cash incentive, target commissions, and grant date fair value of long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2023, compensation was annualized.

After applying the methodology described above, we determined the identity of our median employee for 2023 and then calculated that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (thousands)(5)	Product Revenue (thousands)(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
	($)	($)	($)	($)	($)	($)	($)
2023	3,660,472	760,322	1,476,055	583,592	51.18	105.43	(37,647)	156,367
2022	5,263,599	120,291	1,953,634	422,452	86.5	99.65	(42,825)	162,048
2021	5,182,371	5,125,832	1,966,463	1,974,444	161.38	151.98	(54,376)	130,859
2020	4,520,750	7,511,845	1,580,822	2,382,142	163.98	125.26	(59,857)	91,920

(1) The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	William M. Greenman	Kevin D. Green, Vivek Jayaraman, Richard Benjamin and Chrystal Jensen
2022	William M. Greenman	Kevin D. Green, Vivek Jayaraman, Richard Benjamin and Chrystal Jensen
2021	William M. Greenman	Kevin D. Green, Vivek Jayaraman, Richard Benjamin and Laurence M. Corash
2020	William M. Greenman	Kevin D. Green, Vivek Jayaraman, Richard Benjamin and Laurence M. Corash

(2) Represents the amount of total compensation reported for Mr. Greenman (our President and Chief Executive Officer) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(3) Represents the amount of CAP to Mr. Greenman and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

Year	NEOs	Summary Compensation Table (“SCT”) Total Compensation ($)	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the SCT for Year ($)*	Add: Fair Value at Year End of Awards Granted during Year that Remain Unvested as of Year End ($)*	Add: Change in Fair Value from the end of the Prior Year to the end of the Year of Awards Granted during Prior Year that were Outstanding and Unvested as of Year End ($)*	Add: Vesting Date Fair Value of Awards Granted and Vested During Year ($)*	Add: Change in Fair Value from the end of the Prior Year to the Vesting Date of Awards Granted during Prior Year that Vested During Year ($)*	Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Year ($)*	CAP ($)
2023	PEO	3,660,472	2,624,850	2,135,970	(1,323,620)	—	(471,603)	616,047	760,322
2023	Average Non-PEO NEOs	1,476,055	856,211	696,730	(403,779)	—	(138,673)	190,530	583,592

* The fair values of stock options vested during the fiscal year or outstanding as of fiscal year end were estimated using the Black-Scholes option pricing model with the following assumptions, which are materially different from the assumptions used for estimating the grant-date fair value as reported in the “Option Awards” columns in the Summary Compensation Table:

Expected term (in years)	6.17 – 9.00
Historical volatility	55.79 – 60.46%
Risk-free interest rate	3.34 – 4.65%
Expected dividend rate	—

(4) For the relevant fiscal year, represents the cumulative TSR of our common stock and the Nasdaq US Benchmark Medical Supplies TR Index at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(5) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

(6) As required by Item 402(v) of Regulation S-K, we have determined that Product Revenue is the Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 31, 2023.

Required Tabular Disclosure of Most Important Financial Performance Measures

The most important financial performance measures used by the company to link compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 48.

• Product Revenue

• Non-GAAP Adjusted EBITDA

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the Nasdaq US Benchmark Medical Supplies Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP and Cumulative TSR

The following chart shows the relationships between (a) CAP to Mr. Greenman, (b) the average amount of compensation actually paid to the Company's NEOs as a group (excluding Mr. Greenman) and (c) our TSR and the peer group TSR.

CAP vs. TSR
$161.38
$163.98
$125.26
$151.98
$99.65
$105.43
$86.50
$51.18
$7.5M
$5.1M
$2.4M
$2.0M
$0.1M
$0.4M
$0.8M
$0.6M
2020
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR
Peer Group TSR

CAP and Net Income (Loss)

The following chart shows the relationships between (a) CAP to Mr. Greenman, (b) the average amount of CAP to the Company's NEOs as a group (excluding Mr. Greenman) and (c) our net loss.

CAP vs. Net Income (Loss)
-$59,857K
-$54,376K
-$42,825K
-$37,647K
$7.5M
$2.4M
$5.1M
$2.0M
$0.1M
$0.4M
$0.8M
$0.6M
2020
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (Loss) (thousands)

CAP and Product Revenue

The following chart shows the relationships between (a) CAP to Mr. Greenman, (b) the average amount of CAP to the Company's NEOs as a group (excluding Mr. Greenman) and (c) our company-selected measure of product revenue.

CAP vs. Product Revenue
$7.5M
$91,920K
$130,859K
$162,048K
$156,367K
$5.1M
$2.4M
$2.0M
$0.1M
$0.4M
$0.8M
$0.6M
2020
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Product Revenue (thousands)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. For 2023, based on data provided by Alpine in connection with their 2022 engagement, our Board made no changes to the amounts of the annual cash retainers or the amount of the annual equity grant to our non-employee directors. However, consistent with the change to the equity mix for awards to executive officers, the Board determined to eliminate stock option awards to directors and make the 2023 annual equity awards entirely in the form of RSUs. The number of shares subject to the RSU awards was determined in 2023 by dividing the target dollar value ($200,000) by a price of $5.00 per share which was higher than the average closing stock price for the 30-trading day period prior to the grant date, resulting in a lesser number of RSUs being granted than had the 30-trading day price been used.

Under our director compensation program in effect for 2023, each non-employee director was entitled to an annual grant of RSUs on the date of each of our annual meetings, provided that such non-employee director is serving as such on the date of the annual meeting, has served as such for at least 12 months prior to the date of such annual meeting and will be continuing on as a director immediately following such date. Accordingly, each of our non-employee directors other than Dr. Shan received an RSU grant covering 40,000 shares on the date of the 2023 Annual Meeting.

All equity grants to our non-employee directors in 2023 were made pursuant to the terms of the 2008 Plan. Under our director compensation program, 100% of the shares subject to the automatic RSU grants vest on the earlier of the first anniversary of the date of grant or the day prior to the next annual meeting, subject to the director’s continuous service with us through the vesting date. In the event of a change in control, the directors’ awards will become fully vested.

For the year ended December 31, 2023, each director who is not also one of our officers or employees, other than the Chair of the Board, was compensated for his or her services as a director at the rate of $45,000 per year. The Chair of the Board received an annual retainer of $80,000 per year. The annual retainer was paid to our non-employee directors in equal quarterly installments. In addition to the annual retainer, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees received an additional annual retainer of $26,000, $15,000 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in each case other than the chair of such committees, received an additional annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings.

If any new non-employee director joins the Board, under our director compensation program, the new director would be entitled to the cash compensation described above, as pro-rated based on the number of days served in the applicable calendar year the new director joins the Board, and the new director would be entitled to an initial equity award, generally on the date the new director joins the Board. The value of the initial grant is $300,000. Under our director compensation program, the initial grant is made in the form of RSUs, with the actual number of shares subject to the initial equity awards determined as described above for the annual grants to continuing non-employee directors. The automatic initial RSU grants vest in three equal annual installments following the date of grant, in each case subject to the director’s continuous service with us through the applicable vesting date. As with the annual awards, in the event of a change in control, the initial awards will become fully vested.

In addition, in 2023, Dr. Shan provided certain consulting services related to our China joint venture and advocacy with Chinese regulatory bodies for approval of the INTERCEPT Bloody System in China. Dr. Shan was also engaged as a speaker to discuss her organization’s (the Stanford University Medical Center) experience utilizing the INTERCEPT Blood System for platelets.

Director Compensation—Fiscal 2023

The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of Cerus who served in such capacity during 2023. Mr. Greenman received no compensation for his service as a director and is not included in the table below.

Name	Fees Earned or Paid in Cash	Option Awards	Stock Awards	All Other Compensation	Total
	($)	($)(1)	($)(1)(2)	($)(3)	($)
Eric Bjerkholt	49,250	—	101,600		150,850
Ann Lucena	71,000	—	101,600		172,600
Timothy L. Moore	53,000	—	101,600		154,600
Jami Dover Nachtsheim	55,000	—	101,600		156,600
Gail Schulze	66,000	—	101,600		167,600
Hua Shan, M.D., Ph.D.	45,000	—	—	37,692	82,692
Daniel N. Swisher, Jr.	99,000	—	101,600		200,600
Frank Witney, Ph.D.	66,000	—	101,600		167,600

(1) The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2023 was as follows: 122,039 shares for Mr. Bjerkholt; 49,769 shares for Ms. Lucena; 122,350 shares for Mr. Moore; 127,223 shares for Ms. Nachtsheim; 273,519 shares for Ms. Schulze; 58,074 shares for Dr. Shan; 200,108 shares for Mr. Swisher; and 304,719 shares for Dr. Witney. The aggregate number of shares subject to outstanding RSUs held by each director listed in the table above as of December 31, 2023 was as follows: 40,000 shares for each of Mr. Bjerkholt, Mr. Moore, Ms. Nachtsheim, Ms. Schulze, Mr. Swisher and Dr. Witney; 48,261 shares for Ms. Lucena; and 19,924 shares for Dr. Shan.

(2) Amounts included in this column represent the aggregate grant date fair value of the annual RSU awards for 2023 granted on June 7, 2023, the date of our 2023 annual meeting of stockholders, calculated in accordance with Topic 718, using the assumptions discussed in Note 12 to our financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2024.

(3) Reflects amounts paid to Dr. Shan for consulting services, as described above under “Director Compensation”.

Stock Ownership Guidelines

The Board believes that the CEO and each director should develop a meaningful ownership interest in Cerus. Therefore, in March 2018, the Board adopted stock ownership guidelines for our CEO and our non-employee directors. Pursuant to these guidelines, each non-employee director is expected to own shares of our common stock having a value equal to at least three times their annual Board cash retainer. For purposes of these stock ownership guidelines, shares deemed to be owned include shares owned directly by a non-employee director or by members of the non-employee director’s immediate family residing in the same household, shares held in trust for the benefit of a non-employee director or a member of the non-employee director’s immediate family residing in the same household, up to fifty percent of the vested, “in-the-money” stock options held by the non-employee director and vested shares subject to any other outstanding equity awards or issued under any deferred compensation plan. Subject to certain extensions, our non-employee directors are required to be in compliance with the stock ownership requirement by December 31st of the fifth year following the year during which such individual became subject to these ownership guidelines. All of our currently serving non-employee directors, with the exception of Mss. Nachtsheim and Lucena, first became subject to these guidelines during 2018, and were in compliance with these guidelines as of December 31, 2023. Ms. Nachtsheim first became subject to these guidelines in 2019 and will be required to be in compliance by December 31, 2024. Ms. Lucena first became subject to these guidelines in 2021 and will be required to be in compliance by December 31, 2026. Any future non-employee director will first become subject to these guidelines on the date such non-employee director joins the Board. The Board has discretion to waive the guidelines or to develop an alternative individual guideline for a non-employee director if compliance would place a severe hardship on such non-employee director.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” In addition, applicable Nasdaq rules require that our Audit Committee (or another independent body of the Board) conduct an appropriate review and oversight of all related-person transactions for potential conflict of interest situations on an ongoing basis. For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants and in which the amount involved exceeds $10,000. Transactions involving compensation for services provided to us as an employee, director or consultant are not covered by our policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. In considering related-person transactions, our Audit Committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve a related-person transaction, our Audit Committee (or other independent body of our Board) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee (or other independent body of our Board) determines in the good faith exercise of its discretion.

Certain Related-Person Transactions and Indemnification

Since January 1, 2023, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involves exceeds $120,000 other than compensation arrangements described under the captions “Executive Compensation” and “Director Compensation.” A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity. On April 24, 2009, the Board approved a new standard form of indemnity agreement and authorized us to enter into the new indemnity agreement with each of our directors, officers, employees and other agents. The new form of indemnity agreement continues to provide that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by our bylaws and Delaware law.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or the full set of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Corporate Secretary, Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520 or (3) contact our Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, Cerus will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll
Secretary

April 26, 2024

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC, a copy of which is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520.

APPENDIX A

Cerus Corporation2024 Equity Incentive Plan

APPROVED BY THE BOARD OF DIRECTORS ON: MARCH 29, 2024

APPROVED BY STOCKHOLDERS ON: JUNE [•], 2024

1. General.

(a) Successor to and Continuation of 2008 Plan. The Plan is intended as the successor to and continuation of the Cerus Corporation Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”). Following the Effective Date, no additional awards shall be granted under the 2008 Plan or the Cerus Corporation Inducement Plan (the “Inducement Plan”) (each of the 2008 Plan and the Inducement Plan, a “Prior Plan”). Any shares remaining available for grant under the 2008 Plan as of the Effective Date (the “2008 Plan’s Available Reserve”) shall become available for grant and issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding awards granted under either of the Prior Plans (each, a “Prior Plan Award”) shall remain subject to the terms of the applicable Prior Plan; provided, however, that the following shares of Common Stock subject to any outstanding Prior Plan Award (collectively, the “Prior Plans’ Returning Shares”) shall immediately be added to the Share Reserve (as defined in Section 3(a)) as and when such shares become Prior Plans’ Returning Shares and shall become available for grant and issuance pursuant to Awards granted hereunder: (i) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares of Common Stock subject to a Prior Plan Award that on or following the Effective Date are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares of Common Stock issued pursuant to a Prior Plan Award that on or following the Effective Date are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after the Effective Date shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. Subject to Section 4, Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock Awards; (iv) Restricted Stock Unit Awards; (v) Stock Appreciation Rights; (vi) Performance Stock Awards; and (vii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a Participant shall be permitted to exercise or otherwise receive cash or Common Stock pursuant to the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan and/or Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the Participant’s rights under any Award shall not be materially impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (1) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (2) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (3) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (4) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to Other Person or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself; (ii) determine the number of shares of Common Stock subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation shall fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary in this Section 2(d), neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(w)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Awards. Neither the Board nor any Committee shall have the authority to: (i) effect the reduction of the exercise price of any outstanding Option or Stock Appreciation Rights under the Plan (other than pursuant to Section 9 relating to adjustments upon changes in stock); or (ii) cancel any outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value of the Common Stock on the date of cancellation in exchange for the grant in substitution therefore of cash or new Awards under the Plan with an exercise price that is less than the original exercise price of the Options or Stock Appreciation Rights, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(g) Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)) may be issued pursuant to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(h) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3. Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date shall not exceed (A) [•] shares (which number is the sum of (i) the number of shares ([•]) subject to the 2008 Plan’s Available Reserve and (ii) an additional 5,000,000 shares that were approved at the Company’s 2024 Annual Meeting of Stockholders), plus (B) the Prior Plans’ Returning Shares, if any, as such shares become available for issuance under this Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”). For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to the Plan and does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Operation of Share Reserve.

(i) No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; and (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash.

(ii) Shares Available for Subsequent Issuance. Any shares of Common Stock issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares shall revert to the Share Reserve and again become available for issuance under the Plan.

(iii) Shares Not Available for Subsequent Issuance. The following shares of Common Stock shall not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under either of the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 24,000,000 shares.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of an Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. Option Provisions.

Each Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) shall be a Nonstatutory Stock Option. The provisions of separate Option Agreements need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the applicable Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Payment of Exercise Price for Options. The exercise price of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(d) on the transferability of Options shall apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option may be transferred to any third-party financial institution without stockholder approval.

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to the terms of a domestic relations order, official marital settlement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such a designation, upon the death of the Optionholder, the executor or administrator of the Optionholder’s estate will be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to Section 2(g) and any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, in the event that an Optionholder’s Continuous Service terminates (other than for Cause and other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after such termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. Except as otherwise provided in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, if the exercise of an Option following the termination of an Optionholder’s Continuous Service (other than for Cause and other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of the Company’s insider trading policy, (ii) the 15th day of the third month after the date on which the Option would cease to be exercisable but for this Section 5(g), or such longer period as would not cause the Option to become subject to Section 409A(a)(1) of the Code, or (iii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. Except as otherwise provided in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after such termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. Except as otherwise provided in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, in the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement for exercisability after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third-party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Termination for Cause. Except as explicitly provided otherwise in the applicable Option Agreement or other written agreement between an Optionholder and the Company or any Affiliate, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Optionholder’s Option will terminate immediately upon such termination of Continuous Service, and the Optionholder will be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k) Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option shall not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon the Optionholder’s retirement (as such term may be defined in the Optionholder’s Option Agreement, in another written agreement between the Optionholder and the Company or any Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then-current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6. Provisions of Awards Other than Options.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past or future services actually or to be rendered to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination of Continuous Service under the terms of the Participant’s Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any third-party financial institution without stockholder approval.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit

Award Agreement shall include (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Awards or in tandem with other Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. Subject to Section 2(g), at the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after such termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(d) Performance Stock Awards.

(i) General. A Performance Stock Award is an Award that is payable (including that may be granted, vest, or be exercised) based upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(e) Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Cerus Corporation Incentive Compensation Recoupment Policy; (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Agreement will be deemed an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or any Affiliate, in the event of a dissolution or liquidation of the Company (except for a liquidation into a parent corporation), all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.

(c) Transactions. The provisions of this Section 9(c) shall apply to each outstanding Award in the event of a Transaction unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

(i) Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution shall be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards shall be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting shall be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board shall determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Transaction), and such Awards shall terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the closing or completion of the Transaction).

(iii) Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards shall terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(d) Change in Control. Unless provided otherwise in the Award Agreement for an Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, an Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.

(e) Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or any Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the reduction will be accomplished in accordance with Section 409A of the Code and the following: first by reducing, on a pro rata basis, cash Payments that are exempt from Section 409A of the Code; second by reducing, on a pro rata basis, other cash Payments; and third by forfeiting any equity-based awards that vest and become payable, starting with the most recent equity-based awards that vest, to the extent necessary to accomplish such reduction. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.

10. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date; or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Effective Date of Plan.

This Plan will become effective on the Effective Date. No Award may be granted under the Plan prior to the Effective Date.

12. Choice of Law.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. Definitions. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Adoption Date” means March 29, 2024, which is the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award .

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(g) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (x) if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (y) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance promulgated thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Cerus Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by that party, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(r) “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2024, provided that this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock shall be the closing sales price (or closing bid if no sales were reported) for such stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ii) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; and (vi) to make other appropriate adjustments selected by the Board.

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means an Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 6(d) pursuant to such terms as are approved by the Board.

(mm) “Plan” means this Cerus Corporation 2024 Equity Incentive Plan.

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(tt) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(ww) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xx) “Transaction” means a Corporate Transaction or a Change in Control.

APPENDIX B -

CERUS CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Cerus Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) To amend the Plan as provided in paragraph 13.

(i) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(d) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the “Committee”), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act” and “Rule 16b-3”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 6,320,500 shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Grant of Rights; Offering.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the

Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. Covenants of the Company.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. Use Of Proceeds From Stock.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12. Adjustments Upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Termination or Suspension of the Plan.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. Effective Date of Plan.

The Plan originally became effective the same day that the Company’s initial public offering of shares of common stock became effective. This amendment and restatement of the Plan is effective on June 5, 2024, the date of the annual meeting of the Company’s stockholders held in 2024.

APPENDIX C

Reconciliation of Net loss attributable to Cerus Corporation to Non-GAAP adjusted EBITDA and Related Definition

We define adjusted EBITDA as net income or loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, and (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Cerus Corporation
Unaudited Reconciliation of Non-GAAP adjusted EBITDA
(in thousands)

Three Months Ended December 31,
2023
Net loss attributable to Cerus Corporation	$ (1,328)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(61)
Provision for income taxes	72
Total non-operating expense, net (i)	2,293
Income from operations	976

Adjustments to income from operations:
Operating depreciation and amortization	1,221
Government contract revenue (ii)	(6,574)
Direct expenses attributable to government contracts (iii)	4,093
Share-based compensation (iv)	4,903
Costs attributable to noncontrolling interest (v)	124
Non-GAAP adjusted EBITDA	4743

(i) Includes interest income/expense and foreign exchange gains/losses.

(ii) Represents revenue related to the cost reimbursement provisions under our government contracts.

(iii) Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

(iv) Represents non-cash stock-based compensation.

(v) Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.

C-1

CERUS CORPORATIONATTN: LORI L. ROLL1220 CONCORD AVE., SUITE 600CONCORD, CA 94520 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card and other proxy materials, including the control number set forth in the Notice Regarding the Availability of Proxy Materials (the "Notice"), in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CERS2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card and other proxy materials, including the control number set forth in the Notice, in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CERUS CORPORATION The Board of Directors recommends you vote "FOR ALL" of the nominees for director set forth in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5. Directors 1. The election of the three nominees for director named in the Proxy Statement, to hold office until the 2027Annual Meeting of Stockholders. Nominees: 01) Daniel N. Swisher Jr. 02) Frank Witney, Ph.D 03) Eric Bjerkholt Equity Plan Proposals 2. The approval of an amendment and restatement of the Company's Amended and Restated 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 5 million shares and to make certain other changes thereto as described further in the accompanying Proxy Statement. 3.The approval of an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by2 million shares. For Withhold For All All All Except !!! For Against Abstain !!! For Against Abstain !!! V46685-P09249 To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Advisory Votes on Executive Compensation 4. The approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement. Independent Registered Public Accounting Firm 5. The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the nominees set forth in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment. For Against Abstain !!! For Against Abstain !!! Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and our Annual Report, which includes the Annual Report on Form 10-K, are available at www.proxyvote.com. V46686-P09249 CERUS CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024. The undersigned hereby appoint(s) CHRYSTAL N. JENSEN and LORI L. ROLL, and either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held virtually at www.virtualshareholdermeeting.com/CERS2024 on Wednesday, June 5, 2024, at 8:00 a.m., Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. Continued and to be signed on reverse side